UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Bank of Marin Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025

Proxy

Statement

Wednesday, May 21, 2025

Bank of Marin Corporate Headquarters

504 Redwood Boulevard, Suite 100

Novato, California

Dear Fellow Shareholders,

During 2024, Bank of Marin was able to successfully navigate the challenging operating environment created by the economic uncertainty and interest rate movements.  Given the strength of our balance sheet and high levels of capital and liquidity, we were able to execute on a balance sheet repositioning strategy that resulted in a higher net interest margin and level of profitability in the second half of the year.  Furthermore, we believe we are well positioned to capitalize on any improvement we see in economic conditions and future loan demand.

At the same time, we continued to tightly manage expenses including taking actions that reduced operating expenses, while continuing to make prudent investments in banking talent and technology.  The talent we have added to our banking team has resulted in a higher level of loan production that meets our disciplined underwriting and pricing criteria, which we believe will continue in 2025.

The positive trends we are seeing in our net interest margin combined with our prudent expense management should result in meaningful revenue growth and a greater degree of operating leverage.

Our relationship-oriented banking model, which focuses on high-touch and exceptional level of service, continues to serve us well in a competitive deposit pricing market; noninterest-bearing deposits remained at a very high level, accounting for 43% of our total deposits at year end.

In summary, we believe that we are very well positioned to increase our market share, add attractive new client relationships, generate profitable growth, and further enhance the value of our franchise in 2025 and the coming years.

Sincerely,

Timothy D. Myers President, CEO and Director	William H. McDevitt Chairman of the Board

SPECIAL NOTE TO OUR SHAREHOLDERS

Equally crucial to our Bank’s success are our directors who bring unique perspectives, expertise, and experiences that help shape the future of our organization.  For nearly two decades, Board Chair, Willie McDevitt, has served on this Board with distinction and integrity, helping us navigate industry changes and growth, while ensuring we remain true to our foundation: our mission, vision, and guiding principles.

This May will mark the end of his chapter as Director.  On behalf of the Board, our executive leadership team, and Bank of Marin, I want to express our greatest appreciation to Willie for his years of service and confidence in the future of the Bank and wish him well in all of his future endeavors.

Sincerely,

Timothy D. Myers President, CEO and Director

Notice of Annual Meeting of Shareholders

Date and Time	Place	Record Date
Bank of Marin Bancorp Wednesday, May 21, 2025 4:00 p.m. Pacific Time	Bank of Marin Corporate Headquarters 504 Redwood Boulevard, Suite 100 Novato, California.	April 2, 2025

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp.  The meeting will be held at 4:00 p.m. Pacific Time on Wednesday, May 21, 2025 at the Bank of Marin Corporate Headquarters, 504 Redwood Boulevard, Suite 100, Novato, California.  A reception at the Bank of Marin Corporate Headquarters will immediately follow the Annual Meeting.

Proposal		Board Recommendation
1	to elect ten directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified,	FOR
2	to vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers,	FOR
3	to ratify the selection of independent auditor, and	FOR
4	to act on such other business as may properly come before the meeting.

You are urged to read the accompanying Proxy Statement carefully.  It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on April 2, 2025 are entitled to receive notice of and to vote at this meeting.

Your vote is important to us.  Whether or not you expect to attend the Annual Meeting, please submit a proxy as soon as possible to instruct how your shares are to be voted at the Annual Meeting.  If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

If you would like to attend the Annual Meeting, you must pre-register at www.bankofmarin.com/annual meeting by May 14, 2025.  For questions, email events@bankofmarin.com.

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the Chairman of the Board or the Chief Executive Officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder. Nominations not made in accordance with this section may be disregarded by the Chairman of the meeting, and upon instruction, the Inspector of Election shall disregard all votes cast for each such nominee.

One copy of the Annual Report on Form 10-K and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare Trust Company, N.A. by phone at (800) 368-5948 or by written request to Bank of Marin Bancorp c/o Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3006.  Overnight correspondence should be mailed to Bank of Marin Bancorp c/o Computershare, 150 Royall St., Suite 101, Canton MA 02021.  The shareholder website is www.computershare.com/investor.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2025

Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10- K, are also available at: www.edocumentview.com/BMRC.

By order of the Board of Directors,

Krissy Meyer

Corporate Secretary

April 16, 2025

PROXY SUMMARY

The matters to be considered and voted upon at the meeting will be:

Proposal		Board Recommendation
1	To elect ten directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified.	FOR
2	To vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers.	FOR
3	To ratify the selection of independent auditor.	FOR
4	To act on such other business as may properly come before the meeting.

Meeting:

Date and Time	Place	Record Date
May 21, 2025 4:00 p.m. Pacific Time	Bank of Marin Corporate Headquarters 501 Redwood Boulevard, Suite 100 Novato, California.	April 2, 2025

Voting:

Internet	Telephone	Vote by Mail
Visit the website noted on your proxy card to vote online.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 21, 2025, at 4:00 p.m. Pacific Time at the Bank of Marin Corporate Headquarters, Novato, California and at any adjournment thereof.  These proxy materials were first sent to shareholders on or about April 16, 2025.

2	Bank of Marin Bancorp 2025 Proxy Statement

Proxy Summary

Overview of Director Nominees

		Director		Committees
Name and Primary Occupation	Age	Since	Independent	C	A	NG
Nicolas C. Anderson CEO, ArcherHall	40	2021	✓	●	CH	●
Russell A. Colombo Former President and CEO, Bank of Marin & Bank of Marin Bancorp	72	2006	✓
Charles D. Fite President, Fite Development Company	67	2021	✓	●		●
Cigdem F. Gencer Independent Consultant, Founder & Executive Coach, Fazilet Consulting	57	2023	✓		●
James C. Hale Founder & Advisor, Columbus Strategic Advisors, LLC; Founder & Partner Emeritus, Financial Technology Ventures	73	2014	✓	●	●	●
Kevin R. Kennedy Kevin Kennedy, LLC	58	2013	✓	●
Timothy D. Myers President & Chief Executive Officer	54	2021
Joel Sklar, MD Executive Consultant, Marin Health Medical Center	75	1989	✓	CH
Brian M. Sobel Principal Consultant, Sobel Communications	70	2001	✓			●
Secil Tabli Watson Independent Consultant	53	2021	✓	●	●	CH

CH = Chair    ● = Member

Committees: C = Compensation    A = Audit    NG = Nominating and Governance

Bank of Marin Bancorp 2025 Proxy Statement	3

Proposal Number 1

Election of Directors

At the Annual Meeting ten (10) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors has fixed the number of directors at ten (10), effective as of the Annual Meeting.

✓ The Board recommends a vote FOR each nominee for Director

	Anderson	Colombo	Fite	Gencer	Hale	Kennedy	Myers	Sklar	Sobel	Watson
Skills and Experience
Industry		●	●	●	●		●		●	●
Regulated Industries		●	●	●	●		●		●	●
Chief Executive Officer Experience	●	●	●		●		●
Financial Expertise	●	●	●	●	●	●	●	●		●
Public Policy						●			●
Public Company Board Experience	●	●	●	●	●	●	●	●	●	●
Leadership	●	●	●	●	●	●	●	●	●	●
Information Technology/Cybersecurity	●				●					●
Environmental, Social and Governance						●			●	●

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under “Voting Rights.”

4	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 1: Election of Directors

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of April 2, 2025, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Nicolas C. Anderson	Director Since: 2021
Director Age: 40 Board Committees: ● Audit (Chair) ● Compensation ● Nominating and Governance

Career Highlights

●
Mr. Anderson was appointed to the Board in August 2021 following the acquisition of American River Bankshares, where he had served as a Director for three years.
●
He currently serves on the Nominating and Governance Committee and the Compensation Committee and in March 2024 he began serving as chair of the Audit Committee.
●
Mr. Anderson has also served on the Bank’s Asset/Liability and Wealth Management and Trust Services Committees.
●
He serves as CEO of ArcherHall, a company that provides digital evidence and data management services to law firms.
●
At ArcherHall, Mr. Anderson has led the transformation of the company from a legal photocopier to one of the largest independent digital forensics and e-discovery companies in the United States.
●
Mr. Anderson also serves on the board of directors of McGrath RentCorp (NASDAQ: MGRC).
●
He is involved in a variety of community-based organizations, including the California Innocence Project and the Sacramento Federal Judicial Library and Learning Center Foundation.

Qualification

We believe Mr. Anderson’s strong educational background, financial and investment experience and his experience as a director at another financial institution well qualify him to serve on our Board.

Bank of Marin Bancorp 2025 Proxy Statement	5

Proposal Number 1: Election of Directors

Russell A. Colombo	Director Since: 2006
Director Age: 72

Career Highlights

●
Mr. Colombo served as President, CEO and Director from July 2006 through May 2021, at which point he relinquished the President role and continued in the role of CEO and Director.
●
Mr. Colombo retired from the Bank in October 2021 and continues to serve as Director.
●
He currently serves on the Bank’s Asset/Liability Committee and is a past member of the Executive Committee and the Bank’s Wealth Management and Trust Services Committee.
●
Mr. Colombo joined Bank of Marin in March 2004 as Executive Vice President and Branch Administrator and was appointed Executive Vice President and Chief Operating Officer in July 2005.
●
On July 1, 2006, he assumed the position of President and Chief Executive Officer.
●
Mr. Colombo has over forty-six years of banking experience including positions as Senior Vice President and Group Manager of the San Francisco office of Comerica Bank and as Senior Vice President and Regional Manager during his nineteen-year career with Union Bank of California.
●
Mr. Colombo is a Board member of California Bankers Association, past Chairman of Western Independent Bankers Association and former member of its Executive Committee.
●
He also served on the Community Depository Institutions Advisory Council of the San Francisco Federal Reserve Bank from 2019 to 2021.
●
Mr. Colombo was a Regent of Hanna Boys Center for fifteen years until leaving the Board in 2017 and is currently Chairman of the Citizens Oversight Committee of Sonoma-Marin Area Rail Transit (SMART).

Qualification

Based on his proven exemplary leadership of the Company throughout his tenure as President and CEO, and his extensive knowledge of the financial markets in which the Company serves, we believe Mr. Colombo is well qualified to serve on our Board.

6	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 1: Election of Directors

Charles D. Fite	Director Since: 2021
Director Age: 67 Board Committees: ● Compensation ● Nominating and Governance

Career Highlights

●
Mr. Fite was appointed to the Board in August 2021 following the acquisition of American River Bankshares, where he served as a Director for twenty-eight years and Chairman of the Board for twenty years.
●
He currently serves on the Compensation Committee, the Nominating and Governance Committee and the Bank’s Asset/Liability Committee and is a past member of the Executive Committee and the Bank’s Wealth Management and Trust Services Committee.
●
Mr. Fite is a third-generation real estate developer and was named President of Fite Development Company in 1980. He is also a licensed real estate broker and a licensed contractor in California and Nevada.
●
Mr. Fite is the Immediate Past President of Sacramento’s Region Business Association, the region’s leading champion for economic growth and job creation, and he served as Chairman of the Commercial Builders Council of the Building Industry Association of Superior California.
●
Until its closure, he served as Chairman of the Board of American River Bankshares Foundation, which was committed to supporting organizations that created opportunity and provided physical and emotional well-being for the most vulnerable women and children in the Greater Sacramento, and Sonoma and Amador County regions.
●
Mr. Fite has also served as President or Chair of a number of non-profit organizations, including FamiliesFirst, the largest Foster Care agency in California and Sacramento Country Day School.

Qualification

We believe Mr. Fite’s business acumen, leadership and knowledge of the commercial real estate market and his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board well qualify him to serve on our Board.

Bank of Marin Bancorp 2025 Proxy Statement	7

Proposal Number 1: Election of Directors

Cigdem F. Gencer	Director Since: 2023
Director Age: 57 Board Committee: ● Audit

Career Highlights

●
Ms. Gencer joined the Board in October 2023. She is a member of the Audit Committee and serves as the Chair of the Bank’s Wealth Management and Trust Services Committee. Ms. Gencer adds extensive leadership and financial services experience to the Board.
●
Throughout her career, she has developed and executed transformative growth, expansion, and investment strategies for organizations, including international expansion efforts.
●
For nearly two decades, Ms. Gencer served as executive vice president at a Fortune 500 financial institution where she served as head of international human resources, head of enterprise data strategy and analytics in the Chief Data Office, and chief financial officer, chief operating officer, and regional sales director for its Wealth Management division.
●
Her experience also includes serving as a management consultant in the financial services sector and chief financial officer at Intrax, Inc. In 2021, Ms. Gencer pursued her passion of helping professionals and teams accelerate their success and founded Fazilet Consulting—an executive coaching and organizational consulting firm—in which she also serves as an executive coach.
●
A resident of San Francisco, Ms. Gencer is the Board Chair of San Francisco-Marin Food Bank.
●
She has served as a lecturer for the Women in Leadership Program in the College of Business and Economics at California State University, East Bay, as well as a leadership coach for the executive MBA students at her alma mater, The Wharton School of the University of Pennsylvania.

Qualification

We believe that Ms. Gencer’s vast experience across a multitude of professional and business sectors, as well as her strong executive leadership skills, well qualify her to serve on our Board.

8	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 1: Election of Directors

James C. Hale	Director Since: 2014
Director Age: 73 Board Committees: ● Audit ● Compensation ● Nominating and Governance

Career Highlights

●
Mr. Hale joined the Board in March 2014. He is former Chair of the Audit Committee and a current Audit Committee member.
●
Mr. Hale is an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission.
●
He also serves on the Compensation Committee and the Nominating and Governance Committee and is a past member of the Executive Committee and the Bank’s Wealth Management and Trust Services Committee.
●
Beginning in August 1998, Mr. Hale founded and served as general partner and CEO of FTV Capital and its predecessor firm, FTVentures, an investment firm specializing in venture capital and private equity investments in financial technology companies worldwide.
●
Mr. Hale currently serves as Founding Partner and an Advisor to the firm. Before establishing FTV Capital, Mr. Hale was a Senior Managing Partner at BancAmerica Securities (formally Montgomery Securities), where he founded the financial services corporate finance practice.
●
Mr. Hale serves as a Board member of Western and Southern Insurance Company. He is a former Board member of ACI Worldwide (NASDAQ: ACIW) and former Audit Committee Chair of Mitek Systems (NASDAQ: MITK).
●
Mr. Hale also served as Chairman of the Board and Audit Committee Chair of Official Payments Holdings, Inc. (NASDAQ: OPAY), a public payments company.
●
He previously served as director and Audit Committee Chair of ExlService Holdings, Inc. (NASDAQ: EXLS), a publicly traded business process outsourcing company; and director of the State Bank of India (California).
●
Mr. Hale has also served on boards of several private technology companies.

Qualification

We believe that Mr. Hale’s forty years of management experience in the banking, payments, financial services and technology industries; his expertise and his experience as a corporate director and board chairman of other public financial services companies as well as his audit committee leadership well qualify him to serve on our Board.

Bank of Marin Bancorp 2025 Proxy Statement	9

Proposal Number 1: Election of Directors

Kevin R. Kennedy	Director Since: 2013
Director Age: 58 Board Committees: ● Audit ● Compensation

Career Highlights

●
Mr. Kennedy has been a director since November 2013 following the Company’s acquisition of NorCal Community Bancorp (“NorCal”) and Bank of Alameda. He is currently Chair of the Bank’s Asset/Liability Committee and serves as a member of the Audit Committee, the Compensation Committee and the Bank’s Wealth Management and Trust Services Committee.
●
Mr. Kennedy has worked in the financial services industry for over thirty years. In 2004, Mr. Kennedy founded Kevin Kennedy, LLC, a company engaged in financial planning and wealth management services, and he continues to be the owner and Managing Member of the company.
●
He has also been the elected City Treasurer for the City of Alameda since 2000, now serving his tenth term.
●
For many years, Mr. Kennedy wrote a column on financial matters for the Alameda Journal newspaper and hosted a business show on cable television.
●
He served on the Board of NorCal since 2009 and served as a member of the Loan, Audit, Compensation and Asset/Liability Committees.

Qualification

We believe that Mr. Kennedy’s strong business and financial experience, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Alameda community, well qualify him to serve on our Board.

10	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 1: Election of Directors

Timothy D. Myers	Director Since: 2021
President, CEO and Director Age: 54

Career Highlights

●
Mr. Myers has been President, CEO and Director since November 1, 2021.
●
He is a past member of the Executive Committee and current member of the Bank’s Asset/Liability Committee and Wealth Management and Trust Services Committee since November 2021.
●
Mr. Myers joined Bank of Marin in April 2007 as Senior Vice President and Manager of the San Francisco Commercial Banking Office. In 2013, Mr. Myers was named Senior Vice President and Commercial Banking Manager.
●
In March 2015, he assumed the role of Executive Vice President Commercial Banking and in June 2020 he was named Chief Operating Officer.
●
Mr. Myers was appointed President and Chief Operating Officer in May 2021, responsible for the management of Commercial Banking, Retail Banking, Centralized Operations and Technology, Wealth Management & Trust Services and Marketing.
●
Mr. Myers has over two decades of experience in finance and banking – spanning small business, middle market and corporate banking.
●
He began his banking career in 1998 and, prior to joining Bank of Marin, he served as a Vice President, Commercial Banking Officer for U.S. Bank, National Association and Comerica Bank.
●
Mr. Myers currently serves on the Board of Side-by-Side, a San Francisco Bay Area nonprofit serving the behavioral and mental needs of vulnerable youth and their families.
●
He has also served as Chairman of the Board of Edgewood Center for Children and Families.
Qualification We believe Mr. Myers’ proven leadership role with the Company and his extensive experience in relationship banking and broad industry knowledge well qualify him to serve on our Board.

Bank of Marin Bancorp 2025 Proxy Statement	11

Proposal Number 1: Election of Directors

Joel Sklar, MD	Director Since: 1989
Director Age: 75 Board Committee: ● Compensation (Chair)

Career Highlights

●
Dr. Sklar is a founding Director of Bank of Marin and has served on the Board since its inception in 1989.
●
He served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from July 2007 through December 2013.
●
Dr. Sklar is currently Chair of the Compensation Committee.
●
He has also served as Chair of the Audit, Executive and Nominating and Governance Committees.
●
Dr. Sklar trained in internal medicine at U.C. Medical Center in San Diego and in cardiology at the University of Colorado Health Sciences Center and went on to found Marin Hospitalist Medical Group and Marin Medical Practice Concepts.
●
Dr. Sklar recently retired as Marin General Hospital’s Chief Medical Officer and from the practice of Cardiology with Cardiovascular Associates of Marin and San Francisco, of which he was managing partner for more than twenty years.
●
He currently serves as an executive consultant at Marin Health Medical Center and as a director of the California Film Institute.

Qualification

We believe that Dr. Sklar’s high level of understanding of the Company and the Board’s roles and responsibilities developed during his long tenure on the Company’s Board of Directors as well as his extensive leadership experience in the Marin medical community well qualify him to serve on our Board.

12	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 1: Election of Directors

Brian M. Sobel	Director Since: 2001
Director Age: 70 Board Committee: ● Nominating and ● Governance

Career Highlights

●
Mr. Sobel has been a Director since 2001 and served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from 2015 to May 2022.
●
He is a past Chair of the Compensation and Executive Committees and has served on the Audit Committee and the Bank’s Asset/Liability Committee.
●
Since 1987, Mr. Sobel has been the principal consultant of Sobel Communications of Petaluma, a media and governmental relations firm.
●
Mr. Sobel spent ten years as a city council member in Petaluma and has served as chair of the Sonoma County Transportation Authority, president of a nonprofit housing group, corporate officer and trustee of the Cedars Foundation of Ross, and president of the Petaluma Area Chamber of Commerce.
●
He has authored two books and an anthology and prior to 1987 worked for a major corporation as a writer, training consultant and video producer.
●
Mr. Sobel also served as a board member of the Golden Gate Bridge, Highway and Transportation District for fourteen years and was a two-term governor’s appointee to the 4th Agricultural District Board of Directors.
●
Mr. Sobel provides political analysis for numerous media outlets, including KTVU FOX2, in the San Francisco Bay Area.

Qualification

We believe that Mr. Sobel’s media relations experience and his extensive knowledge of the Company’s market area, particularly Marin and Sonoma Counties, well qualify him to serve on our Board.

Bank of Marin Bancorp 2025 Proxy Statement	13

Proposal Number 1: Election of Directors

Secil Tabli Watson	Director Since: 2021
Director Age: 53 Board Committees: ● Audit ● Compensation ● Nominating and Governance (Chair)

Career Highlights

●
Ms. Watson joined the Board in April 2021.
●
She currently serves as Chair of the Nominating and Governance Committee, and as a member of the Compensation Committee, the Audit Committee and the Bank’s Wealth Management and Trust Services Committee.
●
Ms. Watson has a consulting practice where she advises Fortune 500 and growth companies on digital and product strategy.
●
She serves as an independent board member at Everi Holdings (EVRI) and is a member of the audit, compensation and nominating committees.
●
Ms. Watson was an independent board member for McLaren Technology Acquisition Corp. (MLAIU) from 2021-2023, and for Landed Inc. from 2021-2023.
●
She was a member of the Conservation Society of California and Oakland Zoo Board from 2014-2020, where her roles included vice chair and co-chair.
●
Formerly an Executive Vice President and Head of Digital Solutions for Business at Wells Fargo, Ms. Watson transformed the bank digitally and managed key enterprise channels for customers.
●
Her banking and financial technology expertise includes digital customer experience, innovations in payments and cyber-fraud, and digital transformation.
●
During her 18 years at Wells Fargo, Ms. Watson was Executive Advisor to the Women’s Team Member Network and a member of the Enterprise Diversity Council.
●
Ms. Watson is a lecturer on open banking and platforms and has won numerous awards for innovation in banking, including 2016 Digital Banker of the Year by American Banker.

Qualification

We believe that Ms. Watson’s 30 years of expertise in digital banking and innovation, along with her 28 years of business management and consulting experience in the Bay Area, well qualify her to serve on our Board.

14	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 1: Election of Directors

Arrangements or Understandings Regarding Service as a Director

On May 10, 2021, the Company entered into an agreement (the “Kelly Trust Agreement”) with the Jon S. Kelly Administrative Trust and certain beneficiaries of the Kelly Trust (collectively, the “Kelly Trust Parties”), pursuant to which the Kelly Trust Parties agreed to withdraw their nomination notice, and the Company agreed to increase the size of the Board to twelve members and to appoint one new independent director (the “Kelly Trust Nominee”) effective May 10, 2021.  It was further agreed that the Kelly Trust Nominee would be Sanjiv Sanghvi, and the Company appointed him as a director effective May 10, 2021.  Mr. Sanghvi was also added as a member of the Nominating and Governance Committee and the Compensation Committee.  The Company reviewed Mr. Sanghvi through its customary director candidate review process, and determined he was qualified.  The Company also nominated Mr. Sanghvi for election at the Annual Meeting.

Following three extensions of the Kelly Trust Agreement, the agreement has now terminated.  On February 19, 2025, Mr. Sanghvi notified the Company that he will serve out his current term for Director until the Company’s 2025 Annual Meeting of Shareholders, but will not stand for re-election at such meeting.

None of our other directors and no nominees have any agreements or arrangements with any other person or entity in connection with the director’s or nominee’s candidacy or service on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSAL ONE.

Bank of Marin Bancorp 2025 Proxy Statement	15

Director Compensation

Compensation	2023	2024
Board Retainer	$90,000	$92,700
Chair of the Board Retainer	$25,000	$25,500
Audit Committee Chair Retainer	$7,000	$7,500
All Other Committee Chair Retainer	$5,500	$6,000

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2024.

	Fees earned
	and paid in		Stock	Option
	Cash		Awards	Awards	All Other	Total
Name	($)(1)		($)(1)	($) (4)	Compensation	($)
Nicolas C. Anderson	48,199		45,651	—	—	93,850
Russell A. Colombo	45,699		45,651	—	—	91,350
Charles D. Fite	45,699		45,651	—	—	91,350
Cigdem F. Gencer	34,456		34,394	—	—	68,850
James C. Hale	26,009	(2)	45,651	—	—	71,659
Robert Heller	11,254	(2)(3)	22,491	—	—	33,746
Kevin R. Kennedy	26,475	(2)	45,651	—	—	72,125
William H. McDevitt	70,949		45,651	—	—	116,600
Sanjiv S. Sanghvi	23,191	(2)	45,651	—	—	68,841
Joel Sklar, MD	51,449		45,651	—	—	97,100
Brian M. Sobel	51,449		45,651	—	—	97,100
Secil T. Watson	51,449		45,651	—	—	97,100
(1)	During 2024, each member serving on the Bancorp Board and the Company’s Bank Board, who is not also an officer or employee of the Company received an aggregate director fee of $91,350; paid approximately $45,675 in Company stock and approximately $45,675 in cash. Compensation for service for incumbent directors is paid semi-annually in arrears in July and January. The stock-based compensation to each director was paid in Company common stock with a market value at the time of grant, with fractional shares being paid in cash. The Chairs of the Bank’s Wealth Management and Trust Services Committee and the Company’s Compensation Committee and Nominating and Governance Committee received an additional annual cash payment of $6,000. The Chairs of the Audit Committee and the Bank’s Asset/Liability Committee received an additional annual cash payment of $7,500. The Board approved an additional annual cash payment of $25,500 to the Chairman of the Board. The Compensation Committee has reviewed the additional cash payments paid to the Chairman of the Board and the committee chairs relative to the Company’s peer group, discussed further in the Compensation Discussion and Analysis. Upon this review, the Compensation Committee affirmed the annual cash payments for these services. The stock portion of the fees awarded were from the 2020 Director Stock Plan approved by shareholders at the 2020 Annual Meeting. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock. A Director Deferred Fee Plan, which allows members of the Board of Directors to defer the cash portion of their director compensation, went into effect on January 1, 2021, and the first deferral of their fees was in July 2021.
(2)	Mr. Kennedy elected to defer $26,475 of his cash compensation, Mr. Heller elected to defer $49,880 of his cash compensation, Mr. Hale elected to defer $24,441 of his cash compensation, and Mr. Sanghvi elected to defer $22,509 of his cash compensation under the terms of the 2021 Director Deferred Fee Plan.
(3)	Mr. Heller retired from the Board in May 2024. His compensation was pro-rated accordingly.
(4)	As of December 31, 2024, from previous non-qualified stock option awards, Mr. Hale had 29,395 exercisable shares, Mr. Heller had 7,278 exercisable shares, Mr. Sanghvi had 5,432 exercisable shares, Mr. McDevitt had 20,571 exercisable shares, and Mr. Kennedy had 16,286 exercisable shares. Mr. Colombo had 78,663 exercisable shares from awards granted during his employment with the Company.

16	Bank of Marin Bancorp 2025 Proxy Statement

CORPORATE GOVERNANCE

Director Independence

As of the Record Date (April 2, 2025), each of the persons nominated for election as a director, except for Timothy D. Myers (the CEO of the Company) was “independent” within the meaning of Nasdaq’s listing rules.

Board Meetings and Committees

There were six (6) regular meetings of the Board of Directors of the Company during 2024. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at April 2, 2025, were as follows:

Nominating
and
Name of Director	Compensation	Audit	Governance
Nicolas C. Anderson	●	Chair	●
Russell A. Colombo
Charles D. Fite	●		●
Cigdem F. Gencer		●
James C. Hale	●	●	●
Kevin R. Kennedy	●
William H. McDevitt		●	●
Timothy D. Myers
Sanjiv S. Sanghvi	●		●
Joel Sklar, MD	Chair
Brian M. Sobel			●
Secil T. Watson	●	●	Chair

● = Committee Member

Compensation Committee
Total Number of Meetings in 2024: 9

Joel Sklar, MD (C)	Nicolas C. Anderson	Charles D. Fite	James C Hale	Kevin R. Kennedy	Sanjiv S. Sanghvi	Secil T. Watson
●
The Compensation Committee, consisting solely of independent directors as defined in the Nasdaq listing rules and Section 10C of the Securities Exchange Act of 1934, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence.

(C) = Chair

Bank of Marin Bancorp 2025 Proxy Statement	17

Corporate Governance

Audit Committee
Total Number of Meetings in 2024: 8

Nicolas C. Anderson (C)	Secil T. Watson	Cigdem F. Gencer	James C. Hale	William H. McDevitt
●
The Audit Committee, consisting solely of independent members as defined in the Nasdaq listing rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends the appointment of independent auditors, reviews and approves professional services performed by the independent auditors and reviews the reports of their work together with regulatory agency examination reports.
●
The Committee also reviews and approves the programs, work plan and reports of the Bank’s Audit Manager and internal auditor.
●
Director James C. Hale, who served as Audit Committee Chair through February 2024, has been determined to be the Audit Committee Financial Expert.

(C) = Chair

Nominating and Governance Committee
Total Number of Meetings in 2024: 4

Secil T. Watson (C)	Nicolas C. Anderson	Charles D. Fite	James C Hale	William H. McDevitt	Sanjiv S. Sanghvi	Brian M. Sobel
●
The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations.
●
Subject to the standards required by applicable Nasdaq listing rules, the Committee is composed of no less than a majority of independent directors of the Board.
●
The Committee will consider suggestions or recommendations for Board membership received from shareholders. Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chair of the Nominating and Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA  94947.
●
Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company.
●
The Committee also considers each candidate’s contribution to the diversity of the Board, including personal characteristics, education, experience and skills.
●
The Committee carefully considers diversity when evaluating director candidates, and, in 2020, it recommended and the Board approved, a formal Board Diversity Policy, which is discussed more fully below.
●
All of the nominees approved by the Committee for election at the 2025 Annual Meeting were recommended by the Board.

(C) = Chair

The Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. All members of the Board attended the 2024 Annual Meeting, with the exception of Ms.Watson.

18	Bank of Marin Bancorp 2025 Proxy Statement

Corporate Governance

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

●	Whether the terms of the transaction are fair to the Company;
●	Whether the transaction is material to the Company;
●	The importance of the related person to the transaction;
●	The role the related person has played in arranging the transaction;
●	The structure of the transaction; and,
●	The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that any interested director has abstained from voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

The Company is not currently engaged in any related party transactions.

The Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with some of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2023 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and applicable federal law and regulations.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director.  The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk

Bank of Marin Bancorp 2025 Proxy Statement	19

Corporate Governance

is appropriate for the Company.  The Board fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company’s Compliance Manager to understand regulatory and legislative issues and the Company’s projects and systems.  While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on risk assessment and risk management as they relate to financial reporting, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial reporting risks and the steps management has taken to monitor and control them, and the Committee receives an annual risk assessment report from the Company’s independent auditor In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Bank’s Asse/Liability Committee functions as a directors’ loan committee, oversees the Bank’s balance sheet, liquidity and capital management, as well as the management of credit, interest rate, and market risk within the context of the risk tolerance established by the Board of Directors, and receives monthly reports from the Chief Credit Officer and Chief Financial Officer. Additionally, on a quarterly basis, the Board of Directors and various committees (Compensation Committee, the Bank’s Wealth Management and Trust Services Committee and the Bank’s Asset Liability Management Committee) receive and review reports from the Company’s consolidated enterprise risk management program.  In general, that program is designed to ensure the adequacy of policies, procedures, tolerance levels, risk measurement systems, monitoring processes, management information systems and internal controls.  Board and committee review of quarterly reporting is an important component of the overall enterprise risk management system.  The Board of Directors is also provided physical and information security risk assessments by management on an annual basis.

Insider Trading Policies and Procedures

The Company has adopted an insider trading policy (the “Insider Trading Policy”) that applies to all (i) directors, (ii) executive officers, and (iii) employees who are exposed to insider information (together, the “Covered Persons”).  The Insider Trading Policy prohibits the use of material non-public information obtained by Covered Persons through their involvement with the Company when making decisions to purchase, sell, give away, or otherwise trade in the Company’s securities or to provide such information to others outside the organization. Further, we have established black-out periods to which all Covered Persons are subject, including quarterly black-out periods which commence 21 days before the end of the quarter and continue until the close of the second trading day after quarterly earnings results are disclosed on Form 8-K.  The Company may impose black-out periods from time to time as other types of material non-public information occur or when material non-public events or disclosures are pending.  If the Company imposes a special black-out period, the Company will notify Covered Persons accordingly.

Stock Option Grant Timing Policy

The Company has not granted stock options since 2022.  Accordingly, the Company has not adopted policies and practices on the timing of awards of stock options in relation to the disclosure of material non-public information of the Company, as contemplated by Item 402(x)(2) of Regulation S-K.

Environmental, Social and Governance

Our Commitment to Environmental, Social and Governance Opportunities

At Bank of Marin Bancorp, we believe banking is about more than just conducting financial transactions.  It is about relationships.  To quote our founder, William P. Murray, Jr., we pledge to “do well by doing good.”

We aspire to have positive and meaningful impacts that benefit our employees, customers, shareholders, the environment and the communities we serve.

●	Our talented and experienced employees are our company’s greatest asset. We are focused on investing in their educational and professional development, as well as fostering a workplace environment that is engaging, motivating, inclusive and fulfilling.
●	We believe strong corporate governance is the foundation that upholds public trust in our company, and we are dedicated to conducting business in an ethical, transparent, safe and sound manner.

20	Bank of Marin Bancorp 2025 Proxy Statement

Corporate Governance

●	We place great value on community service and commit to being a good corporate citizen in the communities where we live and work.
●	We are mindful of our corporate footprint and have designed and implemented programs and practices to minimize our environmental impact.

Environmental Responsibility

Being good stewards of the environment is a responsibility we take seriously.  Following are efforts in which we engage that support environmental stewardship in our branches and offices:

●	We routinely use e-signing and file sharing technology to support transactional efficiencies and a paperless environment.
●	We use recycled paper for documents that must be printed, and we recycle ink cartridges.
●	We have video conferencing technologies that allow our employees to enjoy a hybrid or remote work schedule when possible.
●	Our computers, printers and copiers enter power saving mode when not in use and our IT department refurbishes or recycles e-waste.
●	Our kitchens and break room areas are equipped with reusable glassware, dinnerware and utensils, and our disposable coffee cups are biodegradable.
●	While most of our branches and offices are located in leased spaces, we consider energy efficiency opportunities when renovating our owned facilities and donating unwanted office furniture.

Our Team

At Bank of Marin Bancorp, our employees are our most important asset.  We are committed to maintaining an open and transparent culture that encourages collaboration and recognizes employees at all levels.

●	We offer a competitive total compensation package and a range of benefits and programs to meet the needs of our employees.
●	We solicit employee feedback on culture, management, career opportunities, compensation and benefits on an annual basis.
●	To further our engagement efforts, our President and CEO leads our Leadership Advisory Council, which is made up of approximately ten employees who are responsible for building trust and rapport with their colleagues to obtain honest feedback about areas of strength and opportunities for improvement within our organization.

Employee Experience and Workplace Culture

Bank of Marin offers a welcoming, friendly work environment and a caring attitude toward its employees. The Bank places great value on its employees, realizing its success is largely due to an extraordinary staff. Each employee brings his or her own unique capabilities and characteristics to his or her work.  We believe that having a diverse workforce reflecting our customers and communities enables us to better meet customer and community needs and drive a strong company performance.

Strengthening Our Communities

At Bank of Marin Bancorp, we place great value on community service. We have been honored by The San Francisco Business Times as a “Top Corporate Philanthropist in the Bay Area” each year since 2003.  In 2024, Bank of Marin was named a “Top Corporate Giver” by Sacramento Business Journal. Each year, Bank of Marin donates at least one percent of pre-tax profit to positively support local communities.  In 2024, Bank of Marin Bancorp and its employees donated nearly $1 million to 349 nonprofits through grants, community sponsorships, and employee giving. Additionally, the Bank offers 16 hours of paid employee volunteer time annually, and in 2024, our employees logged over 8,900 volunteer hours supporting causes most important to them.

Bank of Marin Bancorp 2025 Proxy Statement	21

Corporate Governance

Governance

At Bank of Marin Bancorp, we are dedicated to maintaining a high standard of corporate governance. We know strong corporate governance practices built on integrity, ethics and transparency strengthen accountability at all levels of our company and serve as the foundation that upholds public trust in our company.

Our Board members bring in-depth knowledge developed from experience in professional areas such as financial services, private equity, real estate, health care, fintech, construction, media, hospitality, and government relations.  As of April 2, 2025, our Board had twelve members, eleven of whom were independent Directors and eleven of whom were non-executive. There are currently two female Directors on our Board. Our objective is to continue to encourage female leaders to join our Board.

Our Board understands that addressing Environmental, Social and Governance (“ESG”) factors can support long-term value creation, foster risk resilience and unlock opportunities for growth. It also recognizes that strong corporate governance is essential for delivering strong performance for our shareholders.

In 2020 the Nominating and Governance Committee developed, and the Board approved, a Board Diversity Policy with the aim of improving board member diversity. The policy sets out the approach to diversity of members of the Board of Directors of the Company and its subsidiaries and requires annual establishment of measurable objectives for improving diversity on the Board.  For 2024, the goal was to ensure that at least two Board members are female and at least two Board members are ethnically or racially diverse and that this is maintained going forward.  Additionally, the Board will continue to consider gender diversity when filling Board vacancies caused by the retirement of current Board members.

22	Bank of Marin Bancorp 2025 Proxy Statement

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin:  President and Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Information Officer, Head of Commercial Banking, Head of Retail Banking and Director of Human Resources. At April 2, 2025, the incumbents to those offices were: Timothy D. Myers, David Bonaccorso, Misako Stewart, Sathis Arasadi, David Bloom, Brandi Campbell and Robert Gotelli, respectively.  Following is information regarding the executive officers excluding Mr. Myers, who is a director nominee and whose information has been previously presented.

David Bonaccorso
Age: 49

Career Highlights

●
Dave Bonaccorso joined the Bank in August 2023 as treasurer and in January 2025, he assumed the role of Chief Financial Officer.
●
Mr. Bonaccorso began his career in the financial services sector in 1995, previously serving as the treasurer of Rabobank, N.A. and Mechanics Bank.
●
Earlier in his career, he provided fixed income and equity markets services to over 200 west coast banks while employed at Wells Fargo Securities, Keefe, Bruyette & Woods, FIG Partners, and Hoefer & Arnett.
●
Mr. Bonaccorso earned the Chartered Financial Analyst Designation.
●
He volunteers with Kentfield School District and Kentfield Futbol Club.

Misako Stewart
Age: 57

Career Highlights

●
Misako Stewart joined Bank of Marin in 2013 as Senior Vice President, Commercial Banking Manager.
●
In 2018 she was named Senior Vice President, Senior Credit Manager within Commercial Banking before assuming the role of Chief Credit Officer in 2021.
●
Throughout her career, Ms. Stewart has held various roles in Commercial Banking, serving mid-sized businesses.
●
Ms. Stewart was Vice President in Commercial Banking at Union Bank for seven years.
●
She then spent thirteen years at Comerica Bank as First Vice President in Commercial Banking and Credit Administration, supporting Commercial Banking and Technology and Life Sciences, before joining Bank of Marin.
●
Ms. Stewart has served on the Board of the Headland Center for the Arts, the Marin Swim League and has held various positions on nonprofit boards for schools in Mill Valley.

Bank of Marin Bancorp 2025 Proxy Statement	23

Executive Compensation

Sathis Arasadi
Age: 53

Career Highlights

●
Sathis Arasadi joined Bank of Marin in 2023.
●
As Chief Information Officer, Mr. Arasadi is responsible for Technology, Security, Facilities/Administrative Services, Fraud Analysis and Operations.
●
Mr. Arasadi’s career spans more than two decades in financial services, specializing in engineering and financial technology (fintech).
●
A mechanical engineer by trade, Mr. Arasadi became a software engineer and technology leader directing large-scale digital and technology transformations.
●
He previously served as senior vice president, technology and process improvement and chief information officer at a Bay Area-based community bank.
●
An Easy Bay resident, Mr. Arasadi is a longtime volunteer at International Tamil Academy in San Ramon.
●
As part of pursuing his passion for languages, Mr. Arasadi taught Tamil for nearly a decade to school-aged children.

David Bloom
Age: 64

Career Highlights

●
David Bloom joined Bank of Marin in 2023 as Executive Vice President and Head of Commercial Banking.
●
In this role, Mr. Bloom leads the strategic direction, vision, growth, and performance of the Bank’s Commercial Banking division, including its eight regional offices located throughout Northern California and the specialty wine business.
●
A commercial banking veteran with more than 25 years of experience, Mr. Bloom served as senior managing director of business banking in northern California and the Pacific Northwest for First Republic Bank.
●
Prior to that role, he served as acting senior vice president and regional area manager for a national bank’s business banking group in San Francisco, San Mateo, and Marin counties.
●
A native San Franciscan and life-long Bay area resident, Bloom actively volunteers with Salesian Boys’ & Girls’ Clubs, San Francisco Recreation and Parks, and GLIDE—a social justice center dedicated to fighting systematic injustices and creating pathways out of poverty.

24	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Brandi Campbell
Age: 56

Career Highlights

●
Brandi Campbell joined Bank of Marin in 2019 as First Vice President, Regional Manager in Retail Banking.
●
In this role she was responsible for the Bank’s retail offices in Napa, Sonoma and Alameda Counties, helping to build the Bank’s market share in these regions.
●
In March 2020, she was named Senior Vice President, Retail Banking, overseeing the Bank’s retail division and in September 2022 she assumed the role of Executive Vice President and Head of Retail Banking.
●
Prior to joining Bank of Marin, Ms. Campbell had been in the banking industry for twenty-eight years, the majority of which was spent as a senior leader in consumer banking and customer service at Bank of America.
●
She is currently on the Board of Directors for the North Bay Children’s Center in Novato, CA and is a long-time supporter of local food banks, Habitat for Humanity and the Humane Society.

Bank of Marin Bancorp 2025 Proxy Statement	25

Executive Compensation

Robert Gotelli
Age: 61

Career Highlights

●
Robert Gotelli joined Bank of Marin’s Human Resources department in 2000 and held Employee Relations Manager and Human Resources Supervisor positions.
●
In January 2008 he assumed the position of Senior Vice President, Director of Human Resources and in January 2019 he assumed the position of Executive Vice President, Director of Human Resources.
●
Mr. Gotelli has responsibility for all aspects of human resources, which include benefits administration, executive compensation and employee relations, as well as organizational and leadership development.
●
Prior to joining Bank of Marin, Mr. Gotelli had over twenty years of experience in the retail grocery business with various areas of responsibility, including serving as Director of Human Resources.
●
An active member of the Bay Area community, Mr. Gotelli has served on numerous local non-profit boards and banking industry organizations.
●
Since 2003, he has been a member of the California Bankers Association (CBA) Compensation Survey Advisory Committee, and was named chairman in 2010.
●
Mr. Gotelli is also a member of the Western Bankers Association Employee Benefit Plan Committee and the CBA’s Human Resources Legislative Advisory Committee.

26	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of the Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively in this section, the “Company”), including the process for making compensation decisions, the roles of the Board of Directors, the Compensation Committee (in this section, the “Committee”), and management in the design of such programs, and its 2024 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Committee of the Board of Directors establishes and administers the compensation and benefit programs for Named Executive Officers, the persons identified in the Summary Compensation Table which follows. In addition, the Committee is responsible for administering other company-wide compensation and benefits plans for all employees. The Committee consists entirely of independent directors.  The Committee carefully considers the components of the executive compensation programs to attract and retain high quality Named Executive Officers and to incent the behavior of Named Executive Officers to create shareholder value and accomplish the Company’s strategic goals. The Committee engages independent consultants from time to time and considers the compensation programs of peer financial institutions to ensure that the Company’s compensation programs are competitive with market practices.

The Committee’s philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. At the 2024 annual meeting of shareholders, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by approximately 86% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2025 and concluded that the support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  At the 2023 Annual Meeting of Shareholders, the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation.  While the frequency vote was non-binding, the Board of Directors has made the decision to continue to include the advisory vote to approve executive compensation annually.

Shareholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2024, we continued to maintain a regular dialogue with our shareholders.  Throughout the year, we engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns Named Executive Officers’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding undue short-term risk-taking. This is achieved by utilizing a combination of short-term cash incentives, paid annually, and long-term equity incentives, which vest over a three-year period and include performance-based vesting metrics. The Committee engages independent national human resources consulting firms to periodically conduct a review of the Company’s total compensation programs. During these periodic reviews, each component of total compensation is compared against a regional peer group that is similar to the Company in asset size, geography and performance. (For details, see “Compensation Consultants” and “Peer Group Review” herein.)  In 2022, the Committee adopted a new peer group to be used in 2022, 2023, and 2024.  The 2022 peer group was made up of major exchange publicly traded banks in the Western states, including Hawaii, with total assets between $2 billion and $10 billion.

Bank of Marin Bancorp 2025 Proxy Statement	27

Executive Compensation

The Committee’s compensation philosophy is to target base salaries at or near the median (50th percentile) and to pay total compensation (including annual cash incentives, long-term equity incentives, and benefits) at the 50th percentile of the regional peer group, with variation based on individual experience and individual and Company performance. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for Named Executive Officers are established based on market data and are adjusted based on individual performance and experience. Annual incentives, including performance-based bonuses and long-term equity awards, are based on both Company and/or individual performance objectives, which include asset and revenue growth targets, deposit growth targets, profitability targets, credit quality metrics, identification and execution of strategic opportunities, and core earnings performance.  It is the Committee’s desire to remove as much discretion as possible from the incentive-based compensation in favor of a metrics-based program.

Business Highlights

Results for 2024 were significantly impacted by the Company’s strategic balance sheet repositioning which included the sale of $325.2 million in low yielding investment securities at a $32.5 million pre-tax loss, the payoff of high-cost borrowings and the purchase and origination of higher yielding loans and securities.  In addition, the Company took actions to reduce operating expenses in 2024, which positively impacted its results later in the year.  The Company believes the strength of its balance sheet, and positive trends in its net interest margin and operating leverage are key factors that improved results in the second half of the year and should improve the financial performance in the year ahead.

Adjusting for the loss on the sale of securities in the second quarter, the Bank’s financial performance improved during the second half of 2024 due to the benefits from the securities repositioning as well as reductions in the cost of deposits.  These actions led to an improvement in the tax-equivalent net interest margin from 2.52% in the second quarter to 2.80% in  the fourth quarter of 2024.  As a result, securities loss-adjusted metrics including pre-tax pre-provision net income, net income, and return on assets improved during the second half of 2024.

Adjusted Metrics (1)	Dec-23	Mar-24	Jun-24 (2)	Sep-24	Dec-24
Pre-tax Pre-provision Net Income	$ 7,598,564	$ 4,279,205	$ 3,359,879	$ 6,739,111	$ 9,645,134
Net Income	$ 4,769,937	$ 2,921,717	$ 1,020,958	$ 4,569,361	$ 6,001,359
Return on Average Assets	0.48%	0.31%	0.11%	0.48%	0.63%
Efficiency Ratio	71.70%	83.20%	86.70%	75.20%	65.50%
(1)	Adjusted for securities losses in Q4 2023 and Q2 2024
(2)	A provision for credit losses of $5.2 million negatively impacted net income, return on average assets and efficiency ratio in the second quarter of 2024.

Loan originations totaled $152.6 million for the year ended December 31, 2024, compared to $144.1 million for the prior year, increasing by 67% in the fourth quarter. Loans increased $9.5 million during the year ended December 31, 2024, to $2.083 billion, compared to $2.074 billion at December 31, 2023.

Non-interest bearing deposits continued to remain strong compared to peers and made up 43.5% of total deposits as of December 31, 2024.

Deposit rates were reduced in the fourth quarter, dropping the average cost of interest-bearing deposits 19 basis points.

Non-accrual loans decreased to 1.63% of total loans from 1.91% in the fourth quarter.

28	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Compensation Best Practices
The Compensation Committee has implemented strong governance practices that reinforce our principles, support sound risk management and are shareholder-aligned:
Assess Pay versus Performance. The Committee continually reviews the relationship between compensation and Company performance.

Reasonable Compensation Targets. Base salaries are targeted at or near the median (50th percentile) while total compensation (including annual cash incentives, long-term equity incentives, and benefits) is designed to pay between the 50th and 75th percentiles of the regional peer group, for above target performance, with variation based on individual experience and performance

Balanced Performance Measurement. To mitigate risk while driving performance the Committee approved an annual incentive plan based on multiple measures, including Net Income, Return on Assets, the Efficiency Ratio, Annual Loan Growth, Annual Deposit Growth, Pre-Tax Pre-Provision Earnings, Net Interest Margin, Non-Interest Expenses, credit quality, and individual performance.

Clawback Provisions. The Committee has approved a clawback provision with respect to the annual incentive plan to allow for the recoupment of compensation under certain circumstances.

Performance-Based Long-Term Incentives. The Committee set the proportion of Performance Restricted Stock to 50% of the total equity grant. Performance objectives for 2024 were performance relative to peers.

Stock Ownership Guidelines. Our stock ownership requirements are 3 times base salary for the CEO, 1 times base salary for other Named Executive Officers, and 2 times maximum annual retainer for Board members. All Named Executive Officers and Board members are in compliance with the guidelines.

Use of an Independent Compensation Consultant Reporting to the Compensation Committee.

No Hedging. The Company does not allow directors and Named Executive Officers to enter into short sales of common stock or similar transactions where potential gains are linked to a decline in the price of our stock. Recipients of equity awards also may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

No Pledging. Directors and Named Executive Officers, as well as all officers of the Company, are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

No Option Repricing Without Shareholder Approval.
No Excise Tax Gross-Ups.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all Named Executive Officers, other than for himself, as well as for other members of senior management who are not Named Executive Officers. As part of each annual performance evaluation, the CEO considers, among other key factors, i) the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition, the executive’s contributions to the Company’s overall financial goals are indirectly considered.  Based on this evaluation, the CEO determines, for each of the Named Executive Officers (other than himself), recommendations for salary adjustments, including merit increases, and annual performance-based bonus amounts to be made to the Committee for its approval. The Named Executive Officer’s performance-based bonus is determined by the Company’s financial performance relative to that year’s financial performance goals and individual performance goals.

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Executive Compensation

In addition, recommendations by the CEO and the Director of Human Resources for the grant of equity awards to Named Executive Officers under the Company’s equity compensation plan are submitted to the Committee for approval and are based on Named Executives Incentive Equity opportunity and the Company’s financial performance relative to that year’s financial performance goals.

Role of the Compensation Committee

The Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate.  Additionally, the Committee specifically takes into consideration the Directors’ adherence to the Company’s Director Stock Ownership Guidelines when reviewing compensation.

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to Named Executive Officers is fair, reasonable and competitive and that the types of compensation and benefits provided to the Named Executive Officers are similar to comparable executives within an established peer group. The Committee is also responsible for the review and approval of Company goals and objectives relevant to the compensation, including the incentive awards, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. The Committee reviews compensation levels for the other Named Executive Officers, including the CEO’s recommendations on annual bonus and salary increases for Named Executive Officers and makes final determinations and approvals. Additionally, the Committee reviews and approves the grant of equity awards to assure that the Committee considers all elements of proposed compensation.

To achieve these goals and objectives, the Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.  The Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

Internal and external fairness. The Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Committee has evaluated the overall economic impact of the Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

Performance-based incentives. The Company has established financial incentives for executives who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

Shareholder value and long-term incentives. The Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

Full disclosure. The Committee seeks to provide full disclosure to the members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions.

The Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company and has reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of Named Executive Officers. The Committee takes into account the performance of the Named Executive Officers and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practice of the Company are also factors that are considered by the Committee.  Further, the Committee specifically takes into consideration:

●	Double-trigger Change in Control Severance Payments

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Executive Compensation

●	Absence of any gross-ups in any of the incentive programs
●	Clawback Policy in our performance-based incentive plan
●	Executive Stock Ownership Guidelines

The Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

Assessment of Company Performance. In establishing total compensation ranges, the Committee uses company performance measures, including net income, asset growth, earnings per share, return on assets, asset quality, and efficiency ratio in two ways: to gauge generally the overall Company performance relative to peer companies and to gauge generally the overall Company performance against the Company’s own strategic objectives. These specific performance targets provide guidance for a view of general Company performance, which is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other Named Executive Officers. For the Named Executive Officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its Named Executive Officers. As with the CEO, the performance evaluation of these Named Executive Officers is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

Total Compensation Review. The Committee reviews each Named Executive Officer’s base pay, bonus, and equity award compensation annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2024 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Compensation Consultants

Pearl Meyer & Partners (“Pearl Meyer”), a large independent compensation consulting firm, has been engaged by the Committee as its independent advisor on compensation matters. After the Committee’s review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between Pearl Meyer and its affiliates and the Company and its affiliates.  Pearl Meyer reports directly to the Committee and does not provide services to, or on behalf of, any other part of the Company’s business.

The major services provided by Pearl Meyer include: 1) review of the Company’s then current peer group, 2) recommendations to the Committee to refine the peer group based on the Company’s and peers’ size, 3) comprehensive review of the Company’s executive compensation programs, 4) comprehensive review of the Company’s non-employee director compensation program, and 5) review of the Company’s 2022 target total direct compensation levels provided to the Company’s Named Executive Officers and non-employee directors, as well as the Company’s financial performance relative to the selected peer group to make recommendations to the Committee. The analysis and review performed by Pearl Meyer in 2022 were used in 2024 in setting executive compensation programs.

During 2024, Pearl Meyer provided minor, additional consulting activities, including reviewing the Company’s performance relative to peers, incentive metrics and executive retirement plan options.

Peer Group Review and Market Study

When reviewing each compensation component for the Named Executive Officers, the Committee considers the compensation practices of specific peer companies whose asset size, geography and performance are comparable to the Company. In 2022, the Committee adopted an updated peer group to be used for informing compensation decisions in 2023 and 2024.  The 2022 peer group was made up of major exchange publicly traded banks in the Western states, including Hawaii, with total assets between $2 billion and $10 billion.

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Executive Compensation

Following is the specific peer group of nineteen publicly traded financial institutions approved by the Committee (the “2022 Peer Banks”):

● BayCom Corp.	● Heritage Financial Corporation
● California BanCorp	● HomeStreet, Inc.
● Central Pacific Financial Corporation	● National Bank Holdings Corporation
● Central Valley Community Bancorp	● Northrim Bancorp, Inc.
● Coastal Financial Corporation	● PCB Bancorp
● Farmers & Merchants Bancorp	● Preferred Bank
● First Western Financial, Inc	● Sierra Bancorp
● FS Bancorp, Inc	● Southern California Bancorp
● Hanmi Financial Corporation	● TriCo Bancshares
● Heritage Commerce Corporation

The median assets at 2024 fiscal year end for the peer group was $4.12 billion as compared to Bank of Marin’s $3.70 billion.  Comparisons to the Peer Banks in this discussion are based on the 2022 Peer Banks.

The Committee evaluated executive compensation to like positions in the 2022 Peer Banks in setting 2024 compensation. Based on this evaluation and Pearl Meyer’s analysis of the Company’s compensation programs relative to the peer group, the Committee approved the following executive compensation structure:

●	Target executive base compensation near the 50th percentile of the peer group, as established in 2024, which reflects a minor de-emphasis on base compensation with more focus on incentive opportunity.
●	Maximum incentive opportunity in 2024 was placed at 200% of the target incentive for both short term and long-term performance incentives and 50% for threshold performance.

Executive Compensation Components

For the fiscal year ended December 31, 2024, the principal components of compensation for Named Executive Officers were i) base salary, ii) performance-based bonuses, iii) equity awards and iv) perquisites and other plans and benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience.

Performance-Based Incentives

The Company provides annual cash incentive award opportunities for eligible employees, through the use of the Annual Individual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan allows for performance-based bonuses for Named Executive Officers that are based on the overall performance of the Company and on goals specific to the executive’s area of responsibility.  The following table shows the bonus potential expressed as a percentage of base salary that may be earned in the Incentive Plan under three scenarios: Threshold Performance, Target Performance and Maximum Performance, and then shows the relative split between Bankwide performance goals versus individual performance metrics by Named Executive Officer that must be met under the Incentive Plan.

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Named Executive Officers Cash Incentive Opportunity:

Incentive Opportunity	Myers	Girton (1)	Bloom	Campbell	Stewart
Threshold Performance	32.50%	20.00%	20.00%	20.00%	20.00%
Target Performance	65.00%	40.00%	40.00%	40.00%	40.00%
Maximum Performance	130.00%	80.00%	80.00%	80.00%	80.00%
Company Goals	75.00%	50.00%	50.00%	50.00%	50.00%
Company / Individual	25.00%	50.00%	50.00%	50.00%	50.00%
(1)	Tani Girton served as Chief Financial Officer through 2024 and therefore is included in the tables in this CD&A as well as the compensation tables below. Effective January 2, 2025, David Bonaccorso assumed the role of Chief Financial Officer.

Overall Company performance comprises at least 75% of the CEO’s and at least 50% of the other Named Executive Officers’ cash incentive potential, with the remaining percentage based on achievement of individual goals.

Based on the annual operating plan, the Committee approved five Bankwide metrics for each of the NEOs and each NEO was given a specific weighting for the five goals.  The Committee approved the use of Core Return on Assets, Annual Loan Growth, Annual Deposit Growth, Core Pre-tax, Pre-provision Net Income, and Core Non-Interest Expense.  The plan also provides that for the Incentive Plan to be funded and “activated” for a Plan Year, the Company must achieve a threshold performance level calculated as a percentage of the Company’s budgeted net income.

Individual Named Executive Officer goals are either independent from the five Company metrics or may be used to give greater weighting to one of the five Company goals within the executive’s specific area of responsibility. The allocation between company goals and individual goals varies from year to year. For 2024 the weights of each metric as a percent of the total incentive compensation opportunity for the Named Executive Officers were:

Company Metrics	Myers	Girton	Bloom	Campbell	Stewart
Core Pre-tax Pre-provision Net Income	22.50%	15.00%	15.00%	15.00%	15.00%
Core Return on Assets	15.00%	10.00%	10.00%	10.00%	10.00%
Core Non-Interest Expense	7.50%	5.00%	5.00%	5.00%	5.00%
Annual Loan Growth	18.75%	12.50%	12.50%	12.50%	12.50%
Annual Deposit Growth	11.25%	7.50%	7.50%	7.50%	7.50%

The Committee also approved specific individual metrics which were either one of the five core metrics used to give greater weighting to one of the five Company goals within the executive’s specific area of responsibility, or independent from the five Company metrics.

The specific corporate goal for 2024 included the following:

Category	Weight	2024 Threshold	2024 Target	2024 Maximum
Core Pre-tax Pre-provision Net Income	30.00%	$21,178,000	$24,915,000	$28,652,000
Core Return on Assets	20.00%	0.36%	0.45%	0.54%
Core Non-Interest Expense	10.00%	$(93,130,000)	$(84,664,000)	$(76,198,000)
Total Loan Growth	25.00%	$82,491,000	$137,485,000	$171,856,000
Total Deposit Growth	15.00%	$132,321,000	$165,401,000	$206,751,000

2024 Performance Outcomes and Cash Bonuses Performance Based Incentives

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Executive Compensation

The resulting corporate objectives impact on the annual incentives was as follows:

Bankwide Results	% Weight	Performance Results	Result as % of Target	Weighting
Core Pre-tax Pre-provision Net Income	30.00%	$ 24,024,000	88.08%	26.42%
Core Return on Assets	20.00%	0.38	61.11%	12.22%
Core Non-Interest Expense	10.00%	($ 81,818,000)	133.63%	13.36%
Total Loan Growth	25.00%	below threshold	-	-
Total Deposit Growth	15.00%	below threshold	-	-
		Overall Payout on Bankwide Results:		52.01%

In 2024 the Company sold $325 million in available-for-sale securities (AFS) as part of a strategy designed to improve future earnings, drive earnings per share (EPS) growth, and increase its return on assets and equity. The sale resulted in an estimated after-tax loss of approximately $23 million. The one-time expense related to this sale was excluded from the bank results for purposes of determining NEO short term incentive payouts. Please see the table below for the reconciliation of GAAP and Non-GAAP results.

The Committee also reviewed the individual performance objectives and achievement and determined the payout as a percentage of the individual component of the annual incentive for the NEOs averaged 61.50%.

In addition to the bonuses earned from the plan by each NEO, the Committee awarded discretionary bonuses to Ms. Stewart, Mr. Bloom and Ms. Campbell for exceptional work that was not fully reflected in the performance metrics. Specifically, Ms. Stewart significantly contributed to the implementation of the Bank’s new loan origination system and directly impacted the overall improvement of the underlying credit risk in the bank’s loan portfolio, particularly with the portfolio of non-performing assets. Mr. Bloom contributed to the successful adoption of the Bank’s new loan origination system and made significant strides toward positioning the Bank’s lending teams for growth through hiring, training, and creating an environment of growth. Ms. Campbell significantly contributed to margin and profit expansion through proactive new deposit gathering and rate management, and a reduction in facility costs.

After determining the payouts under the annual incentive, including the discretionary amounts, the average total payout for the NEOs was 64.75% of the target annual incentive awards.  The Committee also approved an exception to the incentive plan gate.

			Earned % to		Total % to
Named Executive	Bank Results	Individual Results	Target	Discretionary	Target
Timothy D. Myers	52.01%	75.00%	57.76%	$ -	57.76%
Tani Girton	52.01%	80.00%	66.00%	$ -	66.00%
David Bloom	52.01%	60.00%	56.00%	$ 12,015	65.00%
Brandi Campbell	52.01%	0.00%	26.00%	$ 45,113	60.00%
Misako Stewart	52.01%	87.50%	69.75%	$ 7,003	75.00%

Clawback Provision for Performance-Based Incentives

The clawback provision provides that if financial results are significantly restated due to negligence, fraud or intentional misconduct, there may be recoupment of the amounts paid in excess of amounts otherwise earned.

Equity Awards

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation.

For 2024, the Committee determined to grant a blend of 50% performance-based restricted stock (Performance Shares) and 50% time-vested restricted stock (Restricted Shares).  This reflects the Committee’s commitment to focusing on pay for performance, incentivizing executives to achieve superior financial results and create shareholder value, while also providing sufficient retention incentives.

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Executive Compensation

Named Executive Target Equity Opportunity:

Restricted Shares	Myers	Girton	Bloom	Campbell	Stewart
Percentage of Salary	30.00%	15.00%	15.00%	15.00%	15.00%

Performance Shares Opportunity	Myers	Girton	Bloom	Campbell	Stewart
Threshold	15.00%	7.50%	7.50%	7.50%	7.50%
Target	30.00%	15.00%	15.00%	15.00%	15.00%
Maximum	60.00%	30.00%	30.00%	30.00%	30.00%

For the 2024 performance equity award, all of the metrics are based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.  For 2024, each measure required at or above median performance to earn the target number of shares.  Achievement at maximum performance results in 200% of target shares earned for each metric after application of the metric weighting, and achievement at threshold performance results in 50% of target shares earned for each metric.

March 2024 Performance Share Metrics (three-year performance period 2024 through 2026, vesting in 2027):

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	40th	50th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	40th	50th	75th
Efficiency Ratio - Percentile to Peers	15.00%	40th	50th	75th
Non-Performing Assets over Average Assets - Percentile to Peers	35.00%	40th	50th	75th

For the 2021 performance equity award, all of the metrics were based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.

The 2021 performance equity award vested in 2024 at 43.84% of target.

The 2021 – 2023 performance period metrics were:

Performance Shares Metrics	Weight	Threshold	Target	Maximum	Result
Return on Average Assets - Percentile to Peers	25.00%	40th	50th	75th	Below Threshold
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	40th	50th	75th	Below Threshold
Efficiency Ratio - Percentile to Peers	15.00%	40th	50th	75th	Below Threshold
Texas Ratio - Percentile to Peers	17.50%	40th	50th	75th	58th
Non-Performing Assets to Average Assets - Percentile to Peers	17.50%	40th	50th	75th	54th

Perquisites and Other Plans and Benefits

Consistent with the Company’s compensation objectives, Named Executive Officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the Named Executive Officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $5,000 annually, and an Employee Stock Purchase Plan (the “ESPP”). The Company also offers key management, including the Named Executive Officers, a monthly auto allowance that is based on position and his/her contact with clients.

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Executive Compensation

Employee Stock Ownership Plan

The Company also provides an Employee Stock Ownership Plan (the “ESOP”). Annually, the Company may make discretionary contributions of shares of common stock to the ESOP.  The decision normally is based on the Company’s financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible cash compensation. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company sponsors an unsecured, non-qualified plan known as the Deferred Compensation Plan, which allows Named Executive Officers and certain other highly compensated employees to defer all or a portion of their base salary and/or bonus.  Balances in the plan receive earnings, all of which are described in the “Nonqualified Deferred Compensation” table of this Proxy Statement.  Other than earnings accruals, all credits to the Deferred Compensation Plan represent a Named Executive Officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits.  The plan was designed to allow Named Executive Officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Supplemental Executive Retirement Plan

The Company also sponsors the Bank of Marin Supplemental Executive Retirement Plan. This plan allows named executives with the title of Executive Vice President and above who contribute materially to the continued growth, development and future business success of the Company, to receive a supplemental income at retirement.  As this type of plan is commonly offered among the Company’s peers, the inclusion of this benefit enhances the Company’s compensation program allowing the Company to recruit, retain and reward key decision makers of the Company. See “Supplemental Retirement Plan for Named Executive Officers” herein for more information on this plan.

Change in Control Agreements

The Company provides Named Executive Officers and other senior officers with agreements that provide for certain specified benefits upon a change in control of the Company.  These agreements are very useful tools that help the Company retain its key employees, including the Named Executive Officers, by providing those executives some certainty in compensation in the event the Company were to be sold, and also helps to ensure that the Company will have the benefit of their services through the pendency of any merger.  Such agreements are particularly necessary in an industry such as ours, where there has been considerable consolidation over the last ten years. See “Potential Payments upon Termination or Change in Control” herein for detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2024.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s compensation plans for all employees, as well as the overall compensation philosophy was conducted. The Committee evaluated the form and mix of compensation, controls and process, and the Company’s business strategies. The Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks.

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Executive Compensation

Compensation Committee Interlocks and Insider Participation

At April 2, 2025, the Compensation Committee was comprised of Dr. Sklar (chair) Messrs. Anderson, Fite, Hale, Kennedy and Sanghvi, and Ms. Watson.  Each member of the committee is considered independent and none of the members are or have been officers of the Company, nor does any member have any relationship with the Company that would require disclosure under Item 404 of Regulations S-K concerning related party transactions.

Reconciliation of GAAP and Non-GAAP Financial Measures

Net (loss) income	Year ended 12/31/2024
Net (loss) income (GAAP)	($ 8,409,000)
Adjustments:
Losses on sale of investment securities from portfolio repositioning	$ 32,542,000
Related income tax benefit	($ 9,619,000)
Adjustments, net of taxes	$ 22,923,000
Comparable net income (non-GAAP)	$ 14,514,000
Return on average assets
Average assets	$ 3,773,882,000
Return on average assets (GAAP)	(0.22)%
Comparable return on average assets (non-GAAP)	0.38%
Pre-tax Pre-provision Net Income
Net interest income	$ 94,660,000
Non-interest income (GAAP)	($ 21,360,000)
Non-interest expense	$ 81,818,000
Pre-tax Pre-provision Net Income (GAAP)	($ 8,518,000)

Net interest income	$ 94,660,000
Non-interest income (non-GAAP)	$ 11,182,000
Non-interest expense	$ 81,818,000
Pre-tax Pre-provision net income (Non-GAAP)	$ 24,024,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the Compensation Committee of the Board:

Compensation Committee Report

Joel Sklar, Chair	Nicolas C. Anderson	Charles D. Fite	James C. Hale	Kevin R. Kennedy	Sanjiv S. Sanghvi	Secil Tabli Watson

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Executive Compensation

Summary Compensation Table

The following table sets forth summary compensation information for the President and Chief Executive Officer, Chief Financial Officer and each of the other four most highly compensated Named Executive Officers as of the end of the last fiscal year.  Tani Girton served as Chief Financial Officer through 2024, and therefore is included in the compensation tables below.  Effective January 2, 2025, David Bonaccorso assumed the role of Chief Financial Officer.

Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

				Option	Stock
		Salary	Bonus	Awards	Awards	Other	Total
Name	Year	($)	($)	($)	($)	($)(1)	($)
Timothy D. Myers	2024	647,251	252,656	—	299,273	168,349	1,367,529
President & CEO	2023	558,752	109,401	—	272,031	189,624	1,129,808
	2022	500,000	334,004	38,458	255,957	143,626	1,272,044
Tani Girton	2024	382,539	101,738	—	98,236	105,185	687,698
EVP & Chief Financial Officer	2023	371,397	56,583	—	107,319	101,775	637,074
	2022	346,714	156,835	26,112	160,009	104,621	794,291
David Bloom	2024	321,276	86,820	—	14,027	215,351	637,474
EVP & Head of Commercial Banking	2023	124,596	100,000	—	156,537	131,606	512,739
	2022	—	—	—	—	—	—
Brandi Campbell	2024	319,630	79,622	—	74,378	89,181	562,811
EVP & Head of Retail Banking	2023	281,188	43,547	—	81,265	84,164	490,164
	2022	262,500	112,539	14,198	96,815	60,285	546,338
Nicolette Sloan (2)	2024	217,933	—	—	88,162	17,964	324,059
EVP & Head of Growth & Strategy	2023	333,376	39,876	—	96,320	81,979	551,551
	2022	319,770	130,998	15,943	114,562	83,485	664,758
Misako Stewart	2024	331,329	100,128	—	85,097	107,149	623,703
EVP & Chief Credit Officer	2023	321,678	65,048	—	92,937	99,486	579,149
	2022	308,550	142,918	9,920	100,899	98,784	661,071
(1)	The “Other” column includes perquisites and personal benefits, such as car allowances, provided to the Named Executive Officers. Each of the above Named Executive Officers received less than $11,000 of aggregate perquisites and personal benefits, except Mr. Myers who received an auto allowance of $14,400. The “Other” column also includes special bonuses, matching contributions to the 401(k) Plan, profit sharing contributions to the Employee Stock Ownership Plan, imputed income on life insurance paid by the Company, imputed income on long term care insurance paid by the Company, dividends paid on unvested restricted stock, interest paid on the Deferred Compensation Plan and the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Of those, Mr. Myers received $5,000 of matching 401(k) contributions, $14,236 of profit-sharing contributions to the Employee Stock Ownership Plan, $145,249 of unvested restricted stock dividends, and $89,464 of the pro-rated account value increase attributable to the Supplemental Executive Retirement Plan. Ms. Girton received $5,000 of matching 401(k) contributions, $14,236 of profit-sharing contributions to the Employee Stock Ownership Plan, $11,923 of unvested restricted stock dividends, $23,788 of interest paid on the Deferred Compensation Plan, and $43,038 of the pro-rated account value increase attributable to the Supplemental Executive Retirement Plan.
(2)	Ms. Sloan’s employment was terminated on July 19, 2024.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we have calculated the pay ratio between Chief Executive Officer (“CEO”), Timothy D. Myers, and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2024:

The median annual total compensation of all employees of our company (other than the CEO) was $123,476; and the annual total compensation of our CEO was $1,392,768, including non-discriminatory benefits.

38	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Based on this information, for 2024 the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 11 to 1.

Methodology

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Median Employee Identification and Compensation Calculation

For purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, ‘‘Medicare wages and tips’’ on each employee’s 2023 Form W 2. This group includes full-time, part-time and temporary workers. We did annualize the compensation of anyone who was employed by us for only part of the year.

SEC rules permit determination of the median employee once every three years.  The median employee was determined in 2023.  December 31, 2023 was the date selected to identify the “median employee” because our employee base does not materially change at any point during the year.

Once we identified our median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s total compensation for 2023 consisted of the following elements: base wages plus overtime, an annual cash incentive earned in 2023 and paid in February 2024, change in pension SERP value, contributions to the Employee Stock Ownership Plan and matching contributions into the 401(k) plan. We also include the value of any non-discriminatory benefit plans in the total compensation amount.

CEO Compensation Calculation

We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

As stated earlier in this discussion, we believe compensation must be competitive to attract and retain essential talent, to reward high performance, and to be internally equitable. Our expected total compensation opportunities for our employees are specific to the role they hold at the Company and generally reflect market median pay levels for our broader base of employees and median pay levels of our peer group for our executives, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above-market compensation.

The tax reform legislation passed in December 2017, generally referred to as The Tax Cuts and Jobs Act, substantially modifies Section 162(m) and, among other things, eliminates the “performance based” exception to the $1 million deduction limit with respect to taxable years beginning after December 31, 2017. Effective for the fiscal year beginning January 1, 2018, compensation paid to our Named Executive Officers (including our Chief Financial Officer), will be subject to the limitations on deductibility under Section 162(m), and we will not be able to deduct performance based compensation to our Named Executive Officers (including our Chief Financial Officer) who receive annual compensation in excess of $1 million.

We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families.

Bank of Marin Bancorp 2025 Proxy Statement	39

Executive Compensation

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2024 with respect to equity compensation plans.  All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued		Weighted average
	upon exercise of		exercise price of	Shares available for
	outstanding options		outstanding options	future issuance
Equity compensation plans approved by shareholders	278,183	(1)	33.92	925,140	(2)
(1)	Represents shares of common stock issuable upon exercise of outstanding options under the 2007 Equity Plan and the 2017 Equity Plan.
(2)	Represents shares of common stock available for future issuance under the 2017 Equity Plan, including both options and restricted stock awards, and the 2020 Director Stock Plan, excluding the shares in Column A.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank’s shareholders in 1999, and subsequently adopted by the Company in 2007 through its holding company reorganization. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”), which was adopted by the Board of Directors and approved by the shareholders in 2007. No options have been granted from the 1999 Plan since April 2007.  In 2017, the Board of Directors adopted and shareholders approved the 2017 Equity Plan (the “2017 Plan”), which replaced the 2007 Plan.  No options have been granted from the 2007 Plan since March 2017.

The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 and 2017 Plans to individuals who were Named Executive Officers of the Company at December 31, 2024.

Grants of Plan-Based Awards

				Option Awards:
		Stock Awards:		Securities	Exercise Price	Grant Date Fair
		Number of		Underlying	of Option	Value of Stock
		Shares of Stock		Options	Awards	and Option
Name	Grant Date	(#)		(#)	($)	Awards ($)(1)
Timothy D. Myers	03/01/2024	10,296		—	—	171,017
	03/01/2024	20,591	(2)	—	—	128,256
Tani Girton	03/01/2024	3,380		—	—	56,142
	03/01/2024	6,758	(2)	—	—	42,094
David Bloom	03/01/2024	2,252	(2)	—	—	14,027
Brandi Campbell	03/01/2024	2,559		—	—	42,505
	03/01/2024	5,117	(2)	—	—	31,873
Misako Stewart	03/01/2024	2,928		—	—	48,634
	03/01/2024	5,854	(2)	—	—	36,463
(1)	The grant date fair value of the restricted stock awards granted on March 1, 2024 was $16.61, which was the intrinsic value, or stock price, on the grant date.
(2)	The performance-based restricted stock awards are granted at two times the target and are contingent upon the achievement of pre-established long-term performance goals.

40	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year End December 31, 2024

	Option Awards				Stock Awards
							Market
	Securities	Securities				Number	Value of
	Underlying	Underlying				of Shares	Shares of
	Exercisable	Unexercisable	Option	Option		of Stock	Stock Not
	Options	Options	Exercise	Expiration		Not Vested	Vested
Name	(#)	(#)(1)	Price ($)	Date	Grant Date	(#)(2)	($)(3)
Timothy D. Myers	2,980	—	25.38	3/02/2025	3/01/2022	7,219	171,596
	5,380	—	24.83	3/01/2026	3/01/2023	13,362	317,615
	3,720	—	34.80	3/01/2027	3/01/2024	30,887	734,184
	6,140	—	33.58	3/01/2028	—	—	—
	3,600	—	44.45	3/01/2029	—	—	—
	2,670	—	40.10	3/02/2030	—	—	—
	2,099	—	38.25	3/01/2031	—	—	—
	3,616	—	38.11	10/29/2031	—	—	—
	3,086	1,543	34.03	3/01/2032	—	—	—
Tani Girton	5,760	—	25.38	3/02/2025	3/01/2022	3,751	89,161
	5,900	—	24.83	3/01/2026	3/01/2023	4,923	117,020
	4,100	—	34.80	3/01/2027	3/01/2024	10,138	240,980
	6,600	—	33.58	3/01/2028	—	—	—
	3,960	—	44.45	3/01/2029	—	—	—
	2,970	—	40.10	3/02/2030	—	—	—
	4,029	—	38.25	3/01/2031	—	—	—
	2,730	—	38.11	10/29/2031	—	—	—
	2,095	1,048	34.03	3/01/2032	—	—	—
David Bloom	—	—	—		9/15/2023	6,740	160,210
	—	—	—		3/01/2024	2,252	53,530
Brandi Campbell	300	—	40.10	3/02/2030	3/01/2022	2,189	52,033
	926	—	38.25	3/01/2031	3/01/2023	3,728	88,615
	1,829	—	38.11	10/29/2031	3/01/2024	7,676	182,459
	1,139	570	34.03	3/01/2032	—	—	—
Misako Stewart	820	—	25.38	3/02/2025	3/01/2022	2,989	71,049
	900	—	24.83	3/01/2026	3/01/2023	4,264	101,355
	640	—	34.80	3/01/2027	3/01/2024	8,782	208,748
	740	—	33.58	3/01/2028	—	—	—
	620	—	44.45	3/01/2029	—	—	—
	610	—	40.10	3/02/2030	—	—	—
	398	—	38.25	3/01/2031	—	—	—
	1,676	—	38.11	10/29/2031	—	—	—
	796	398	34.03	3/01/2032	—	—	—
(1)	The stock option awards granted through 2014 vested 20% per year beginning on the first anniversary of the grant date. The stock option awards granted from 2015 through 2022 vest by approximately 33% on each anniversary of the grant date for three years.
(2)	The time-based restricted stock awards granted from 2015 through 2024 vest by approximately 33% on each anniversary of the grant date for three years. The performance-based restricted stock awards added in 2015 are contingent upon the achievement of pre-established long-term performance goals. Performance is measured over a three-year period and cliff vested. Further discussion regarding restricted stock awards can be found in the Equity Awards section in the Compensation Discussion and Analysis of this proxy statement.
(3)	The market value of the restricted stock awards that have not vested was determined by multiplying the closing market price of the Company’s Common stock on December 31, 2024 ($23.77) by the number of restricted shares.

Bank of Marin Bancorp 2025 Proxy Statement	41

Executive Compensation

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of
	Shares Acquired	Value Realized on	Number of
	on Exercise	Exercise	Shares Acquired	Value Realized
Name	(#)	($)	on Vesting (#)	on Vesting ($)(1)
Timothy D. Myers	—	—	299	4,966
	—	—	667	11,079
	—	—	898	14,916
	—	—	1,303	21,643
	—	—	623	10,385
Tani Girton	—	—	266	4,418
	—	—	453	7,524
	—	—	678	11,262
	—	—	601	9,983
	—	—	452	7,535
David Bloom	—	—	1,685	34,222
Brandi Campbell	—	—	132	2,193
	—	—	246	4,086
	—	—	454	7,541
	—	—	455	7,558
	—	—	238	3,967
Misako Stewart	—	—	130	2,159
	—	—	172	2,857
	—	—	416	6,910
	—	—	520	8,637
(1)	The value realized on vesting is the closing price of the Company’s Common Stock on the date of vesting multiplied by the number of shares vested.

Supplemental Executive Retirement Plan

The Company has established a Supplemental Executive Retirement Plan (the “SERP” or the “Plan”) covering officers in business lines of the Company with the title of Executive Vice President and above. The SERP is an unsecured non-qualified defined benefit plan that is unfunded and has no plan assets. Under the Plan, the participant’s benefit payment is valued at 25% of his or her final salary. Most participants will be required to participate in the Plan for five years before vesting begins and after five years, the participant will vest ratably in the benefit over the remaining period until age 65.  The payout duration for eligible employees will be a minimum of five years and a maximum of fifteen years and each benefit contract is set up to provide one year of benefit payout per year of participation in the plan subject to the minimum and maximum durations.

See “Potential Payments upon Termination or Change of Control” herein for a description of the events that will result in payout of the benefit payment and the terms for each event under this Plan.

42	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

The following table shows the present value of the accumulated benefit payable to each of the Named Executive Officers that participate in the SERP as of December 31, 2024:

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Timothy D. Myers	Bank of Marin SERP	9	528,968	—
Tani Girton	Bank of Marin SERP	12	632,152	—
David Bloom	Bank of Marin SERP	1	176,043
Brandi Campbell	Bank of Marin SERP	3	127,723	—
Misako Stewart	Bank of Marin SERP	3	196,668	—
(1)	The accumulated benefit obligation is determined by discounting the expected present value of the retirement payments at normal retirement age using a 5.82% discount rate, which is appropriate under generally accepted accounting principles.

Nonqualified Deferred Compensation for 2024

The Nonqualified Deferred Compensation Plan is intended for a select group of employees of the Company who are in the highest salary band.  Employees can defer up to 80% of their base salary and up to 100% of bonus compensation into the plan.  These are considered irrevocable elections and stay in place for the entire calendar year.  The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions. Named Executive Officers also make an election for distributions from the plan at termination.

The following table sets forth the plan contributions and earnings during 2024 and the aggregate balances at December 31, 2024:

	Executive	Registrants	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
Name	in Last FY ($)(1)	in Last FY ($)	Last FY ($)(1)	Distributions ($)	FYE ($)(2)
Timothy D. Myers	—	—	—	—	—
Tani Girton	50,000	—	23,788	—	313,661
David Bloom	—	—	—	—	—
Brandi Campbell	—	—	—	—	—
Misako Stewart	—	—	—	—	—
(1)	These amounts reflect a portion of each executive’s 2024 compensation, which is fully disclosed in the Summary Compensation Table of this proxy statement.
(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to Named Executive Officers in the case of their termination of employment and/or a change in control.

Employment Agreement and Termination without Cause

Mr. Myers’ employment agreement provides that upon a termination of his employment without cause, as severance he will be paid twelve months’ salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.  Assuming Mr. Myers was terminated without cause on December 31, 2024, his estimated severance payment would have been $1,223,533.

Bank of Marin Bancorp 2025 Proxy Statement	43

Executive Compensation

Change in Control Agreements

Each Named Executive Officer has signed a Change in Control Agreement.  The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of either termination of employment or a subsequent “Good Reason,” including:

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

●	A reduction of the executive’s base salary;
●	A 20% or greater reduction in non-salary benefits;
●	Failure of the Company to obtain the assumption of the Change in Control Agreement by any successor; or
●	Requirement by the Company that the executive be based anywhere other than within 40 miles of the Company’s current headquarters located in Novato, California.

Stock Options and Restricted Stock Awards

In the event of a change in control in which the Company is not the surviving corporation, unvested options and restricted stock awards immediately vest.

Supplemental Executive Retirement Plan

A participant whose employment terminates due to a change in control will be vested in 100% of the amount that the Company has accrued to that point to pay their retirement benefit. This accrued benefit will be paid out in a one-time payment.

Other Payments and Benefits

The Company shall pay to the executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by the executive’s Seniority Factor (CEO 1.50 times; EVP 1.50 times), the executive’s annual bonus for the previous year, and the executive’s health premiums under COBRA for eighteen months and Dental/Vision premiums under COBRA for twelve months.  All Change in Control Agreements contain a clause that limits payments to an executive to the lesser of (i) the payment provided for in the agreement, or (ii) the largest payment allowable without the imposition of an excise tax due to an “excess parachute payment” under Internal Revenue Code section 280(g).  Such clauses are commonly referred to as “280(g) cutback” clauses.

Estimated Total Benefits

The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

44	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2024, and the price per share of the Company’s common stock is the closing market price as of that date (which was $23.77).

					Incremental	Incremental
					Market	Market
					Value of	Value of
				Value of	Accelerated	Accelerated	Total
	Value of	Value of	Value of	Supplemental	Restricted	Stock	Estimated
	Salary	Bonus	Benefits	Retirement	Stock	Option	Payments
	Component	Component	COBRA	Benefit	Awards	Awards	and Benefits
Named Executive	($)	($)	($)	($)	($)(1)	($)	($)
Timothy D. Myers	871,502	252,656	57,686	528,968	1,223,394	—	2,934,206
Tani Girton	553,090	101,738	56,419	632,152	447,161	—	1,790,560
David Bloom	482,943	86,820	54,113	176,043	213,740	—	1,013,659
Brandi Campbell	438,754	79,622	15,454	127,723	323,106	—	984,659
Misako Stewart	483,174	100,128	—	196,668	381,152	—	1,161,122
(1)	Includes unvested restricted stock awards as of December 31, 2024.

Termination

Unvested options and restricted stock awards will be cancelled. Vested options may be exercised within ninety days of termination.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. A participant who has participated in the SERP for five or more years will receive the portion of his or her supplemental retirement benefit that is vested. The benefit payment will be paid monthly, commencing on the first day of the month following the normal retirement age of sixty-five and will be distributed subject to the minimum and maximum durations noted above. A participant who has participated in the SERP for less than five years will receive no retirement benefit under this Plan.

Retirement

Unvested options and restricted stock awards will be cancelled, unless it is a qualifying retirement and the relevant award was made after 2017.  In the event of a qualifying retirement for an award made after 2017, unvested options fully vest and all restrictions on restricted stock awards will lapse. Vested options may be exercised within ninety days of separation, unless it is a qualifying retirement and the relevant award was made after 2019.  In the event of a qualifying retirement for an award made after 2019, vested options may be exercised at any time before the expiration date of the award.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive whose employment terminates after the normal retirement age of sixty-five will receive 100% of his or her supplemental retirement benefit, payable monthly. The annual benefit payment will be equal to 25% of his or her final salary and will be distributed subject to the minimum and maximum durations noted above.

Disability

Unvested options fully vest and all restrictions on restricted stock awards will lapse.  Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period commencing with the date of such cessation of employment status or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive will receive 100% of the supplemental retirement benefit that the Company has accrued to that point. Payments will begin immediately and will be paid monthly for the same duration as the normal retirement benefit was to be paid.

Death

Unvested options fully vest and all restrictions on restricted stock awards will lapse in the event of death of an award recipient. Vested options shall remain exercisable until the earlier of (a) expiration of the twelve-month period measured from the date of the executive’s death or (b) the expiration date of the option term.  Deferred compensation account balances will be distributed six months after the executive’s death, following the executive’s distribution elections.  Benefits of 1.5 times the executive’s salary (at the time of death) will be payable to the beneficiary of record. If the executive is employed by the Company at the time of his or her

Bank of Marin Bancorp 2025 Proxy Statement	45

Executive Compensation

death, the beneficiary of the executive will be paid the value of the executive’s projected supplemental retirement account balance at the normal retirement age. The balance will be paid to the beneficiary in a one-time payment. The Company has an appropriate amount of life insurance in force on the life of each participant to properly fund for this contingency.

The Compensation Committee Sets the Terms and Conditions for Equity Awards

The Compensation Committee or the Board, as the case may be, may accelerate (i) the date on which any option award may be exercised or (ii) the date of termination of the restrictions applicable to a restricted stock award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the plan.

Employment Contracts

There are currently no employment contracts between the Company or the Bank and their executive officers except the Company and the Bank have an employment agreement with Timothy D. Myers, their President and Chief Executive Officer.  The agreement was for an initial two-year term commencing on November 1, 2021, but renews annually on November 1st of each year unless a party gives written notice to the other within certain time periods. The agreement established a base salary of $475,000 and allows for an increase annually.  For 2024, Mr. Myers’ annual base salary was $647,251.  While the agreement provides the potential to earn an annual incentive payment of up to sixty-five percent (65%), of the executive’s salary, the Compensation Committee has approved the potential to earn an annual incentive payment of up to 100% of the executive’s salary. The agreement also provides participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally.  Additionally, the agreement provides for payment of an automobile allowance of $1,200 per month, and reimbursement for necessary air travel expenses for Mr. Myers’ spouse up to a maximum of $2,000 per year.  If the agreement were terminated without cause, Mr. Myers would receive severance pay equal to one year’s annual base salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus six months’ COBRA payments for health premiums and eighteen months’ COBRA payments for dental/vision premiums.

Employee Stock Ownership Plan and 401(k) Plan

An employee becomes a participant in the 401(k) Plan as of the first day of the quarter following the date on which he/she attains age eighteen and has completed three months of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. Distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2024 and 2023 the Company made matching contributions of $951 thousand and $918 thousand, respectively.

An employee becomes a participant in the Employee Stock Ownership Plan (“ESOP”) as of the first day of the quarter following the date on which he/she attains age eighteen and has completed three months of employment. A participant will have a non-forfeitable right to 100% of his/her ESOP account balance upon disability or upon his/her normal retirement date or completion of at least five years of service, whichever is later. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted diversification. The Company’s contributions of $1,237 thousand in 2024 and $1,546 thousand in 2023 were used to purchase shares of Company stock for the ESOP.

Incentive Bonus Plan

Bank of Marin has incentive bonus programs for the Bank’s executive officers, and for the non-executive officers and staff pursuant to the Bank of Marin Individual Incentive Plan (discussed elsewhere herein). Contributions by the Bank to both programs are based upon the Bank’s achievement of specified levels of financial performance as determined by the Board of Directors. In 2024 the Bank expensed $3,358 thousand for these programs and bonus payments were made in the first quarter of 2025.

46	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, presented below is the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Pay Versus Performance Table

						Value of Initial Fixed $100
						Investment Based On:

		Summary			Average
		Compensation	Compensation		Compensation		Peer Group TSR		Return
		Table (SCT) Total	Actually	Average SCT	Actually Paid to		(S&P Regional		on
CEO	Year(1)	for CEO	Paid to CEO(2)	Total for NEOs(5)	NEOs(2,5)	BMRC TSR	Banks Index) (3)	Net Income	Assets (4)
Myers	2024	$1,367,529	$1,328,432	$627,922	$616,889	99.6	100.2	$(8,409,000)	(0.22)
Myers	2023	$1,129,808	930,468	564,484	483,277	99.6	100.0	19,895,000	0.49
Myers	2022	$1,272,044	$1,324,463	$666,614	$681,568	79.5	110.5	$46,586,044	1.08
Myers	2021	809,192	802,655	547,188	541,064	87.5	129.6	33,228,231	0.94
Colombo	2021	$1,262,094	$1,166,115	547,188	541,064
Colombo	2020	$1,136,968	$817,940	$539,038	$463,236	78.6	92.7	$30,242,498	1.04

(1)	Mr. Colombo retired as CEO effective October 31, 2021. Mr. Myers was appointed CEO effective November 1, 2021. Therefore, we provide both incumbent comparisons in 2021.
(2)	Reconciliation of adjustments made to SCT to arrive at CAP for the CEO and average NEO:

	CEO
	2024 (Myers)	2023 (Myers)	2022 (Myers)	2021 (Myers)	2021 (Colombo)	2020 (Colombo)
SCT	$1,367,529	$1,129,808	$1,272,044	$809,192	$1,262,094	$1,136,968
Equity awards reported in SCT	$(299,273)	$(272,031)	$(294,414)	$(153,988)	$(247,290)	$(237,771)
Pension amount reported in SCT	$(89,464)	$(84,544)	$(94,763)	$(59,356)	$(97,586)	$(94,664)
Pension value attributable to current years' service	89,464	84,544	82,638	54,174	0	0
FV of equity granted in current year	$244,736	$160,698	$362,628	$124,745	$197,416	$226,175
Dividends paid on unvested shares and stock options (SOs)	$45,249	$23,728	$13,643	$7,183	$13,931	$14,033
Change in FV Equity	$(29,809)	$(111,735)	$(17,313)	$20,704	37,550	(226,801)
CAP	$1,328,432	$930,468	$1,324,463	$802,655	$1,166,115	$817,940

	Average NEO
	2024	2023	2022	2021	2020
SCT	$627,922	$564,484	$666,614	$547,188	$539,038
Equity awards reported in SCT	$(67,934)	$(94,460)	$(134,615)	$(77,966)	$(86,260)
Pension amount reported in SCT	$(84,381)	$(53,024)	$(51,605)	$(44,699)	$(48,660)
Pension value attributable to current years' service	84,381	49,217	44,768	35,101	35,892
FV of equity granted in current year	$52,692	$57,675	$161,832	$65,506	$74,960
Dividends paid on unvested shares and stock options (SOs)	$11,903	$9,129	$6,443	$3,517	$6,338
Change in FV Equity	$(7,693)	$(49,744)	$(11,869)	$12,417	$(58,073)
CAP	$616,889	$483,277	$681,568	$541,064	$463,236

(3)	Based on initial investment of $100 and a cumulative Total Shareholder Return of BMRC and S&P Regional Banks Select Industry Index.
(4)	Return on Average Assets is the company selected measure.
(5)	The following non-CEO Named Executive Officers (NEOs) are included in the average figures shown:

2024: Girton, Bloom, Campbell, Stewart

2023: Girton, Campbell, Sloan, Stewart

2022: Girton, Campbell, Sloan, Stewart

2021: Girton, Campbell, Stewart, Reizman

2020: Girton, Myers, Reizman, Burke

Bank of Marin Bancorp 2025 Proxy Statement	47

Executive Compensation

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

Net Income (YTD Pre-tax, Pre-provision)

Return on Assets (YTD)

Non-Interest Expense

Total Loan Growth

Total Deposit Growth

For additional details regarding our most important financial performance measures, please see the discussion in the Compensation Discussion and Analysis (CD&A) section in this Proxy Statement.

Narrative Disclosure to Pay Versus Performance Table

The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with

●	The Company’s cumulative Total Stockholder Return (“TSR”) and the Peer Group’s cumulative TSR
●	The Company’s Net Income
●	The Company Selected Measure, which is Return on Average Assets

48	Bank of Marin Bancorp 2025 Proxy Statement

Executive Compensation

Bank of Marin Bancorp 2025 Proxy Statement	49

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of July 31, 2024 and based upon filings with the Securities and Exchange Commission, BlackRock, Inc. reported holding 1,630,926 shares, which represented 10.0% of the Company’s shares then outstanding.  As of December 31, 2023, Vanguard Group, Inc. reported holding 836,026 shares, which represented 5.2% of the shares then outstanding.  The foregoing were the only two persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of April 2, 2025, the number of shares of the Company’s common stock which may be deemed to be beneficially owned by (i) each of the current directors, (ii) each Named Executive Officer as previously defined, and (iii) all directors and Named Executive Officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
	Sole Voting &		Shared Voting &		Option to acquire		Percent of
	Investment		Investment		within sixty days of		Common
Name and Address*	Power(1)		Power(1)		April 2, 2025	Total	Stock
Nicolas C. Anderson	10,645		—		—	10,645	0.07%
Russell A. Colombo	16,243	(2)	39,092	(3)	64,323	119,658	0.74%
Charles D. Fite	113,567		—		—	113,567	0.70%
Cigdem F. Gencer	2,905		—		—	2,905	0.02%
James C. Hale	16,087		—		29,395	45,482	0.28%
Kevin R. Kennedy	10,180	(4)	27,284	(3)	16,286	53,750	0.33%
William H. McDevitt	11,500	(5)	30,134	(6)	20,571	62,205	0.38%
Timothy D. Myers	105,518		14,786	(7)	31,854	152,158	0.94%
Sanjiv S. Sanghvi	6,500		—		5,432	11,932	0.07%
Joel Sklar, MD	—		123,652	(3)	—	123,652	0.76%
Brian M. Sobel	31,930		—		—	31,930	0.20%
Secil Tabli Watson	8,239		—		—	8,239	0.05%
David Bloom	17,124		—		—	17,124	0.11%
David Bonaccorso	11,047		—		—	11,047	0.07%
Brandi Campbell	21,007		2,326	(7)	4,764	28,097	0.17%
Misako Stewart	27,538		4,623	(7)	6,778	38,939	0.24%
All directors and executive officers as a group (16 persons)							5.13%
*	The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947
(1)	In accordance with the anti-hedging and pledging provisions of the Company’s Insider Trading Policy, none of the shares held by the Directors and named executive officers listed above have been pledged.
(2)	Includes 13,692 shares held in IRA.
(3)	Shares held in a trust as to which the beneficial owner is co-trustee with shared voting and investment power.
(4)	Includes 10,080 shares held in Roth IRA and 100 shares in Simple IRA.
(5)	Shares held in IRA.
(6)	Shares held in community property as to which the beneficial owner is co-owner with shared voting and investment power.
(7)	Shares held in Employee Stock Ownership Plan.

Bank of Marin Bancorp 2025 Proxy Statement	50

Security Ownership and Reporting

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of Forms 3 and 4 and amendments thereto filed with the SEC in 2024, Forms 5 and amendments thereto filed with the SEC in 2025, and representations from the reporting officer or director that no Form 5 is required, there were no delinquent Section 16(a) filings related to 2024 transactions.

Bank of Marin Bancorp 2025 Proxy Statement	51

Proposal Number 2

Advisory Vote to Approve Executive Compensation

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this proxy statement.

✓ The Board recommends a vote FOR this proposal

In 2024, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by approximately 86% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2025 and concluded that the strong support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  At the 2023 Annual Meeting of Shareholders the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation. While the frequency vote was non-binding, the Board of Directors has made the decision to include the advisory vote to approve executive compensation annually.

As discussed in the Compensation Discussion and Analysis, the Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Company believes that this philosophy aligns the interests of executive officers with those of the shareholders by rewarding performance above established goals.

The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success. There are four components to the compensation of Named Executive Officers:

Base salary, which is established based on market data and adjusted on individual performance and experience.

Performance-based incentives, which are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility.

Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

Perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you as a shareholder of the Company the opportunity to make a non-binding advisory basis vote on the Company’s overall executive compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, you may vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT.

Bank of Marin Bancorp 2025 Proxy Statement	52

Proposal Number 3 Independent Auditor Appointment of Independent Auditor	✓ The Board recommends a vote FOR this proposal

Moss Adams LLP (“Moss Adams”) is currently serving as the Company’s independent registered public accounting firm.  After an extensive Request for Proposal process in 2022, the Audit Committee of the Board of Directors has selected Moss Adams to perform audit services for the Company and its subsidiary, Bank of Marin, for the year ending December 31, 2025.  This selection has been approved by unanimous resolution of the Board of Directors.

In accordance with our long-standing tradition, the shareholders are hereby asked to ratify the Audit Committee’s recommendation of the Company’s independent auditor, Moss Adams.  The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Moss Adams.  A Moss Adams representative will be available to answer questions at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.

Moss Adams has served as the Company’s independent auditor since 2004.  There are no affiliations between the Company and Moss Adams, its partners, associates or employees other than those which pertain to the engagement of Moss Adams in the previous year as independent auditor for the Company and for certain permitted consulting services.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2024 and 2023 were issued by Moss Adams and did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee carefully considers the qualifications of the audit firm’s lead partner when approving his or her appointment to serve a five-year rotation with the Company.  Moss Adams has appointed Gabe Nachand to lead the audit engagement with the Company.

Independent Auditor Fees

Fees incurred for professional services provided by Moss Adams for 2024 and 2023 are shown in the following table.  The increase in audit fees is primarily related to the bank’s larger size for a full year.

($ in thousands)	2024	2023
Audit Fees(1)(2)	$739,000	$695,000
All Other Fees	$—	$—
Total Fees	$739,000	$695,000
(1)	Audit Fees are the aggregate fees billed for professional services in the fiscal year 2024 and 2023 by Moss Adams for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002
(2)	2024 fees include amounts paid and estimated fees expected to be billed for the audit of the Company’s 2024 financial statements. 2023 fees reflect actual fees related to the 2023 audit.

The Audit Committee discussed these fees and services with the independent auditor and Company management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, Nasdaq and the American Institute of Certified Public Accountant.

53	Bank of Marin Bancorp 2025 Proxy Statement

Proposal Number 3: Independent Auditor

Pre-Approval of Independent Auditor Fees and Services

It is the policy of the Audit Committee that all engagements for audit, audit-related, tax, and other non- audit services provided by the independent auditor be pre-approved by the Audit Committee and cannot commence until such approval has been granted. The pre-approval includes a review of the services to be undertaken, consideration of potential for conflicts of interest, and the estimated fees. The services performed by Moss Adams for the 2024 audit engagement were pre-approved by the Audit Committee, in accordance with the Audit Committee’s procedures. In granting pre-approval requests for non-audit services, the Audit Committee considers whether the provision of non-audit services by Moss Adams is compatible with maintaining auditor independence.

Requests for pre-approval are discussed at regularly scheduled Audit Committee meetings. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must inform the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITOR.

54	Bank of Marin Bancorp 2025 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The Committee’s function is more fully described in the Board approved Audit Committee charter, available through the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Committee’s responsibilities and the framework within which it carries out those responsibilities. The Committee reviews its charter every year, and any proposed changes are reviewed and approved by the full Board.

The Committee consists of no fewer than three (3) members of the Board, each of whom is independent under the Nasdaq listing standards, SEC rules and other regulations applicable to audit committees.

The Company’s Board has determined that all Committee members satisfy the financial literacy requirements in the Nasdaq listing standards and that the Committee has at least one “audit committee financial expert” as defined by the SEC rules. However, Committee members are not professional accountants or auditors, are not experts under the Securities Act of 1933 in these fields, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. Members of the Committee are expected to participate in continuing education relating to the duties and requirements of audit committees. The Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors.

The Committee assembles information from a range of sources, including discussions with management, independent auditors, internal audit personnel, and the experience of the Committee’s members in business, financial, and accounting matters.

The Committee meets as needed but at least quarterly. There were eight (8) meetings in 2024 (four general meetings and four meetings to review financial report filings). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the independent auditors, internal audit personnel and management to determine if there are any concerns regarding the Company’s accounting or financial practices.

The Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate. These advisors are apart from counsel or advisors hired by management. The Company’s Internal Audit department reports directly to the Committee and is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to the reliability and integrity of its financial information and the safeguarding of its assets. In 2024 Moss Adams, the Company’s independent registered public accounting firm, was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Moss Adams has provided the Committee with the written disclosures and management letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with the audit firm and management the information provided regarding that independence. During this process nothing came to the attention of the Committee which suggested that Moss Adams is not independent; however, the Committee is not required (and does not certify) that the independent audit firm is independent under applicable rules.

The Committee meets with the independent auditor, Bank of Marin management and the Internal Audit Manager to review interim financial results before publication of quarterly earnings results. Discussions cover topics and events that may have a significant financial impact. The Committee also reviews and discusses with management steps taken to identify, monitor and control significant financial reporting risks.

55	Bank of Marin Bancorp 2025 Proxy Statement

Audit Committee Report

In accordance with law, the Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm. Although the Committee has the sole authority to appoint the independent audit firm, the Committee will continue its longstanding practice of recommending that the Board ask the shareholders to ratify the appointment of the independent accountants at the Annual Meeting.

The Committee annually reviews the independent Auditor performance.  In conducting these reviews, the Committee considers, among other factors:

●	Historical and recent performance of the audit, including the extent and quality of its communications with the Committee
●	Data relating to audit quality and performance, including recent PCAOB reports
●	The appropriateness of proposed fees, both on an absolute basis and as compared with its peer firms
●	Tenure as the Company’s independent auditor and its depth of understanding of the Company’s business, accounting policies and practices, including the potential effect on the financial statements of the major risks facing the Company and internal control over financial reporting
●	The independent auditor’s professional skepticism and objectivity, including perspectives brought through periodic required rotation of the lead audit partner, quality review partner and other engagement team partners, and
●	The advisability and potential impact of selecting a different independent public accounting firm

The Committee agenda for a given year includes reviewing Bank of Marin’s interim financial results, earnings and financial statements, internal controls over financial reporting, and all audit-related activities, including approval of the annual audit schedule, auditor reports and management responses to findings.  The Committee reviews and discusses with management and the independent auditor the Company’s major financial reporting risks and the steps that management has taken to monitor and control such risks.  The Committee also reviews and approves the engagement and funding for supplementary internal auditing services.

The Committee is responsible for establishing and monitoring procedures for the receipt, retention and disposition of complaints received by the Bank regarding accounting, financial reporting, internal accounting and financial controls, and auditing concerns (also known as the “Alert Line” policy and procedures). This responsibility includes ensuring that there is a means for the confidential submission by employees of the Company, or of third parties that provide services to the Company, of any concerns regarding potentially questionable accounting or auditing matters. The Committee is committed to ensuring that these submissions can be made anonymously while meeting all regulatory requirements.

The Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2024. The Committee also has reviewed and discussed with Moss Adams its review and report on the Company’s internal control over financial reporting.

The Committee has reviewed and discussed the audited financial statements for fiscal year 2024 with management and Moss Adams. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and Moss Adams represented that its presentations to the Committee included the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.” This review included a discussion with management of the quality and acceptability of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.

56	Bank of Marin Bancorp 2025 Proxy Statement

Audit Committee Report

In reliance on these reviews and discussions, and the reports of Moss Adams, the Audit Committee has recommended to the Board, and the Board has approved the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Audit Committee of the Board of Directors as constituted on December 31, 2024:

Audit Committee

Nicolas C. Anderson, Chair	Secil Tabli Watson	Cigdem F. Gencer	James C. Hale	William H. McDevitt

Bank of Marin Bancorp 2025 Proxy Statement	57

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals and Director Nominations

If a shareholder intends to present any proposal for consideration at the 2026 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 17, 2025.

Any shareholder who is entitled to vote for the election of directors may nominate directors for consideration at an annual meeting if the shareholder and nominee(s) satisfy the requirements specified in our bylaws and notice is received between not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY’S ANNUAL REPORT FOR 2024 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is also available in the Investor Relations section of the Company’s website at www.bankofmarin.com. The Company’s Annual Report serves as the Bank’s annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Krissy Meyer

Corporate Secretary

April 16, 2025

58	Bank of Marin Bancorp 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

General Proxy Statement Information

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. All of the outstanding shares are voting common shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of April 2, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date,16,202,869 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date.  The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called “broker non-votes.” The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute “broker non-votes” regarding non-routine items, such as the election of directors and the advisory vote on executive compensation.

If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a Voting Instruction Form from that nominee.  You must provide voting instructions by completing the Voting Instruction Form and returning it to your broker, bank, trustee or other nominee for your shares to be voted.  We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the Voting Instruction Form provided.  The proxy is revocable and will not affect your right to vote in person if you attend the 2025 Annual Meeting.

Anyone acting as proxy agent for a shareholder must present a proxy card that has been properly executed by the shareholder, which authorizes the agent to so act, and that is in form and substance satisfactory to the Inspector of Election and consistent with the Bylaws.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR.

59	Bank of Marin Bancorp 2025 Proxy Statement

Questions and Answers

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies personally or by telephone, without receiving special compensation therefor.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the twelve nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

What items will be voted on at the 2025 Annual Meeting?

Proposal		Board Recommendation
1	To elect ten directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified.	FOR
2	To vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers.	FOR
3	To ratify the selection of independent auditor.	FOR

If any other matter is presented (including but not limited to a motion for adjournment or postponement of the Meeting), your proxy holders will vote in accordance with the recommendation of the Board of Directors, or if no recommendation is given, in accordance with his or her best judgment.  At the time this Proxy Statement was finalized, we knew of no matters which needed to be acted upon at the Meeting, other than those discussed in this Proxy Statement.

Copies of Annual Meeting Materials

Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10- K, are also available at: www.edocumentview.com/BMRC.

60	Bank of Marin Bancorp 2025 Proxy Statement

Questions and Answers

Nominations to the Board

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the Chairman of the Board or the Chief Executive Officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder. Nominations not made in accordance with this section may be disregarded by the Chairman of the meeting, and upon instruction, the Inspector of Election shall disregard all votes cast for each such nominee.

One copy of the Annual Report on Form 10-K and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare Trust Company, N.A. by phone at (800) 368-5948 or by written request to Bank of Marin Bancorp c/o Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3006.  Overnight correspondence should be mailed to Bank of Marin Bancorp c/o Computershare, 150 Royall St., Suite 101, Canton MA 02021.  The shareholder website is www.computershare.com/investor.

Bank of Marin Bancorp 2025 Proxy Statement	61

Bank of Marin Bancorp

VOTE

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Your vote matters – here's how to vote!

2025 Annual Meeting Proxy Card

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1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Nicolas C. Anderson	☐	☐	02 - Russell A. Colombo	☐	☐	03 - Charles D. Fite	☐	☐
04 - Cigdem F. Gencer	☐	☐	05 - James C. Hale	☐	☐	06 - Kevin R. Kennedy	☐	☐
07 - Timothy D. Myers	☐	☐	08 - Joel Sklar, MD	☐	☐	09 - Brian M. Sobel	☐	☐
10 - Secil Tabli Watson	☐	☐						

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 P C F 6 4 4 6 5 4

044Z5A

01 - Nicolas C. Anderson 04 - Cigdem F. Gencer 07 - Timothy D. Myers 02 - Russell A. Colombo 05 - James C. Hale 08 - Joel Sklar, MD 03 - Charles D. Fite 06 - Kevin R. Kennedy 09 - Brian M. Sobel 1PCF For Withhold For Withhold For Withhold 10 - Secil Tabli Watson The Sample Company A Proposals — The Board of Directors recommends a vote FOR all nominees, and FOR proposals 2 and 3. 044Z5A 2. To approve, by non-binding vote, executive compensation 3. Ratification of the selection of independent auditor 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 644654 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/BMRC or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BMRC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BMRC ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON WEDNESDAY, MAY 21, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Cigdem F. Gencer, Russell A. Colombo, and Joel Sklar, MD, as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on April 2, 2025, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 21, 2025 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” Proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR Proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Friday, May 16, 2025 at 1:00 a.m. Pacific Time. (Items to be voted appear on reverse side) Proxy — Bank of Marin Bancorp C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 2025 Annual Meeting of Shareholders of Bank of Marin Bancorp Wednesday, May 21, 2025 at 4:00 p.m. PT Bank of Marin Corporate Headquarters 504 Redwood Boulevard, Novato CA